
                                 July 12, 2000

                                      Bull

                                    Bull SA

                            ACT Manufacturing, Inc.

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                            SHARE PURCHASE AGREEMENT

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                                    Contents

ARTICLE 1.        Definitions............................................................................................   7
ARTICLE 2.        Purchase and Sale of the Purchased Shares..............................................................  12
ARTICLE 3.        Consideration and Payment for the Purchased Shares.....................................................  12
             3.1  Purchase Price.........................................................................................  12
             3.2  Closing Purchase Price.................................................................................  12
ARTICLE 4.        Adjustments of the Purchase Price......................................................................  13
             4.1  Adjustment based upon the Intercompany Debt............................................................  13
             4.2  Net Assets Adjustment..................................................................................  13
ARTICLE 5.        Repayment of the Intercompany Debt.....................................................................  14
             5.1  Intercompany Debt......................................................................................  14
             5.2  Estimated Intercompany Debt............................................................................  14
             5.3  Intercompany Debt Adjustment...........................................................................  15
ARTICLE 6.        Management of BEA until the Closing Date...............................................................  15
ARTICLE 7.        Conditions precedent...................................................................................  16
             7.1  Conditions precedent for the sole benefit of the Purchaser.............................................  16
             7.2  Condition precedent for the sole benefit of the Sellers................................................  16
ARTICLE 8.        Pre-closing covenants..................................................................................  17
             8.1  Consents and Approvals.................................................................................  17
             8.2  Access and information.................................................................................  17
             8.3  Intercompany agreements................................................................................  17
             8.4  Notices of Certain Events..............................................................................  18
             8.5  SEC requirements.......................................................................................  18
ARTICLE 9.        Closing................................................................................................  18
             9.1  Closing Date...........................................................................................  18
             9.2  Actions to be taken on the Closing Date................................................................  18

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
ARTICLE 10.       Closing financial statements...........................................................................  20
            10.1  Closing Financial Statements...........................................................................  20
            10.2  Delivery of the Closing Financial Statements...........................................................  20
            10.3  Review by Bull.........................................................................................  20
            10.4  Failure to agree.......................................................................................  21
            10.5  Principles to be applied by the Parties and the Expert.................................................  22
            10.6  Access.................................................................................................  23
ARTICLE 11.       Accounts Receivable....................................................................................  23
            11.1  Accounts Receivable Print-out..........................................................................  23
            11.2  Post-closing payment...................................................................................  23
            11.3  Accounts Receivable collection procedure...............................................................  24
ARTICLE 12.       Representations and Warranties.........................................................................  25
            12.1  Incorporation - Share capital - Transfer of the Purchased Shares to Purchaser - Shareholders agreement.  25
            12.2  Purchased Shares -Transfer of the Purchased Shares to the Purchaser....................................  26
            12.3  Authorization - Validity of this Agreement - No conflict or violation..................................  26
            12.4  Decisions of Management Bodies and records.............................................................  27
            12.5  Recent restructuring...................................................................................  28
            12.6  Operations.............................................................................................  29
            12.7  Financial Facilities...................................................................................  29
            12.8  Assets.................................................................................................  30
            12.9  Real estate property...................................................................................  30
           12.10  Leases.................................................................................................  31
           12.11  Inventory and work in process..........................................................................  31
           12.12  Computer Systems.......................................................................................  32
           12.13  Environment............................................................................................  32

                                     - ii -
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
           12.14  Intellectual and industrial property...................................................................  33
           12.15  Contracts..............................................................................................  34
           12.16  Inter-group agreements.................................................................................  35
           12.17  Employees and collective agreements....................................................................  35
           12.18  Insurance..............................................................................................  37
           12.19  Litigation and proceedings.............................................................................  38
           12.20  Subsidies..............................................................................................  38
           12.21  Brokerage fees.........................................................................................  39
           12.22  Holdings...............................................................................................  39
           12.23  Tax, social security, customs obligations..............................................................  39
           12.24  Financial Statements...................................................................................  41
           12.25  Interim Period.........................................................................................  41
           12.26  Unfavorable Events or Conditions to Date...............................................................  43
           12.27  Entirety of Declarations...............................................................................  43
           12.28  The Purchaser..........................................................................................  43
           12.29  Finders' Fees.........................................................................................   44
ARTICLE 13.       Indemnification by the Sellers.........................................................................  44
            13.1  Indemnification........................................................................................  44
            13.2  Deductions.............................................................................................  46
            13.3  Limitations............................................................................................  46
            13.4  Exclusions.............................................................................................  47
            13.5  Third Party Claims.....................................................................................  47
            13.6  Exceptions.............................................................................................  48
            13.7  Indemnification as exclusive remedy....................................................................  48
            13.8  Payment................................................................................................  48
            13.9  Set-off................................................................................................  48

ARTICLE 14.       Covenants of the Purchaser.............................................................................  49
            14.1  Sale of the PCB Business...............................................................................  49
            14.2  Employees of the PCB Business..........................................................................  49
            14.3  Guarantee..............................................................................................  49
ARTICLE 15.       Post-Closing covenants of the Sellers..................................................................  49
            15.1  Non-competition undertaking............................................................................  49
            15.2  Tax matters............................................................................................  50
ARTICLE 16.       Covenants of the Parties...............................................................................  51
ARTICLE 17.       Agency.................................................................................................  51
ARTICLE 18.       Substitution...........................................................................................  51
ARTICLE 19.       Corporate name.........................................................................................  52
ARTICLE 20.       Taxes, costs and expenses..............................................................................  52
            20.1  Taxes..................................................................................................  52
            20.2  Other costs and expenses...............................................................................  52
ARTICLE 21.       Assignment.............................................................................................  52
ARTICLE 22.       Confidentiality, public announcement...................................................................  53
ARTICLE 23.       Notices................................................................................................  53
ARTICLE 24.       Miscellaneous..........................................................................................  55
            24.1  Amendment..............................................................................................  55
            24.2  Agreement to prevail...................................................................................  55
            24.3  Preamble and Exhibits..................................................................................  55
            24.4  Severability...........................................................................................  55
            24.5  Single Agreement.......................................................................................  55
ARTICLE 25.       Governing law - competent jurisdiction.................................................................  55
           25.1   Governing law..........................................................................................  55
           25.2   Jurisdiction...........................................................................................  55
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                                     - iv -

                            SHARE PURCHASE AGREEMENT

BETWEEN

BULL, a French societe anonyme with a share capital of EUR 330,936,324, having its registered office at 68, route de Versailles, 78430 Louveciennes and which is registered with the Registry of Commerce and Companies of Versailles under number 542 046 065, represented by Mr. Bruno Combe, duly authorized for the purpose hereof (PARENT), further to a power of attorney, dated July 11, 2000,

BULL S.A., a French societe anonyme with a share capital of EUR 163,585,000, having its registered office at 68, route de Versailles, 78430 Louveciennes and which is registered with the Registry of Commerce and Companies of Versailles under number 642 058 739, represented by Mr. Bruno Combe, duly authorized for the purpose hereof (BULL), further to a power of attorney, dated July 11, 2000,

(hereinafter collectively referred to as the SELLERS, and individually as a SELLER and acting jointly and severally),


AND

ACT MANUFACTURING, INC., a Massachusetts company, having its principal place of business at 2 Cabot Road, Hudson, MA 01749, United States of America, represented by John A. Pino, duly authorized for the purpose hereof (ACT), pursuant to a board resolution dated July 11, 2000, it being expressly agreed that ACT shall have the right to have all or part of the Purchased Shares (as defined below) acquired by any one of its Subsidiaries, whether French or overseas, direct or indirect, existing or to be created, in the terms and conditions set forth in Article 18 below,

   (such Subsidiary, if any, and ACT, acting jointly and severally in accordance with Article 18 below, being hereinafter referred to as the PURCHASER),

(the Sellers and the Purchaser being hereafter collectively referred to as the PARTIES or individually as a PARTY).

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PREAMBLE:

(A) Bull is, on the date hereof, the direct owner of 2,017,814 shares and will be, on the Closing Date (as defined below) the direct owner of the Purchased Shares of Bull Electronics Angers, a French societe anonyme with a share capital of FRF 201,782,000 represented by 2,017,820 shares of FRF 100 par value each, having its registered office at 34, rue du Nid de Pie, 49004 Angers and which is registered with the Registry of Commerce and Companies of Angers under number 390 411 528 (BEA).

(B) BEA operates since 1995 in Angers, France, the business of contract manufacturing which consists in providing (i) printed circuit assemblies (also known as board assemblies), (ii) box-build systems assembly and (iii) associated end-to-end value added services for original equipment manufacturers (the ASSEMBLY BUSINESS) as described in EXHIBIT A.1 of this Agreement.

     BEA also operates the business of raw board production (printed circuit board making) (the PCB BUSINESS) as described in EXHIBIT A.2 of this Agreement.

(C) As the Purchaser intended to purchase BEA without the PCB Business, the Parties have agreed to have BEA contributing the PCB Business and the PCB Business Property to CIBA (as defined below), and to have CIBA assume the liabilities and obligations associated with the PCB Business and the PCB Business Property, before the sale of the Purchased Shares to the Purchaser. In order to transfer all Assets and liabilities relating to the PCB Business to CIBA, the regime juridique des scissions will be elected for this contribution pursuant to Article 387 of the French company law of July 24, 1966. This contribution will have a retroactive effect as of January 1, 2000. The terms and conditions of the Reorganization Plan are described in EXHIBIT A.3 of this Agreement and in the Partial Business Contribution Agreement to be entered into between BEA and CIBA substantially in the form of EXHIBIT A.4 of this Agreement and in the Real Estate Contribution Deed to be established by a French Notary for filings purposes. As part of the Reorganization Plan, Bull or one of its Affiliates will repurchase on or prior to the Closing Date the shares held by BEA in CIBA in accordance with the terms and conditions set forth in EXHIBIT A.3 of this Agreement.

(D) The Purchaser desires to acquire and the Sellers desire to sell to the Purchaser the totality of the Purchased Shares, on the terms and conditions set forth in this Agreement.

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NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1.  Definitions

For the purpose of this Agreement (including the Preamble), the following terms and expressions shall, unless the context otherwise requires, have the following meaning:

ACCOUNTING PRINCIPLES           Shall mean the accounting principles pursuant to U.S. GAAP used to prepare the 1999 Financial Statements and to be used to prepare the Closing Financial
                                Statements and set forth in EXHIBIT 1.1 of this Agreement.

ACCOUNTS RECEIVABLE             Shall mean the amount, as shown in the Closing Financial Statements, of all accounts receivable of BEA (after contribution of PCB Business) existing on the Closing Date (at book value net of the corresponding reserves for bad debt and for accrued discounts and allowances and net of advanced collection applied only to customers invoices) without deducting the amount of the related deposits, security or collateral thereof, including without limitation amounts due from the customers, whether recorded as accounts receivable or reductions in accounts payable, except in case of reduction in an account payable if the amount of the corresponding account receivable is properly set-off by BEA.

AFFILIATE(S)                    Shall mean, in relation to any Person:

                                (i)  any Person which owns directly or indirectly more than 50% of the capital stock or voting rights of said Person (a PARENT ENTITY);

                                (ii)  any Person in which said Person owns directly or indirectly more than
                                50% of the capital stock or voting rights; or

                                (iii)  any other Person in which a Parent Entity owns directly or indirectly more than 50% of the capital stock or voting rights.

AGREEMENT                       Shall mean this share purchase agreement including its Exhibits or other attachments which shall form part thereof.

ANCILLARY AGREEMENTS            Shall mean the Industrial Supply Agreement, the PCB Supply Agreement, the
                                Trademark License Agreement, the Transition Services Agreement, the BEA Lease
                                Amendment Agreement, the CIBA Lease and the Partial Business Contribution
                                Agreement.

ASSEMBLY BUSINESS               Shall have the meaning set forth in the Preamble.

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
ASSEMBLY BUSINESS PROPERTY      Shall mean the real estate property owned by BEA for the purpose of carrying out the Assembly Business as described in EXHIBIT 1.2 of this Agreement.

BEA LEASE AMENDMENT AGREEMENT   Shall mean the amendment agreement to be entered into on the Closing Date, to the lease agreement entered into between BEA, as landlord, and Bull, as tenant, on December 29, 1999, a form of which is attached hereto as EXHIBIT
                                1.3 of this Agreement.

BUSINESS DAY                    Shall mean any day other than Saturday, Sunday, legal holiday or a day on which banking institutions in Paris, France or in the City of New York,
                                U.S.A, are authorized to be closed.

CIBA                            Shall mean CI Bull Angers SA (formerly Equipement 5), a French societe anonyme, having a share capital of EUR 38,250 and its registered office at
                                347, avenue Patton, 49000 Angers and which is registered with the Registry of
                                Commerce and Companies of Angers under number 428.670.012, which is a French
                                Subsidiary of Bull.

CIBA LEASE                      Shall mean the lease agreement without statutory protection (bail precaire)
                                to be entered into between CIBA as landlord and BEA as tenant on the date of the contribution of the PCB Business to CIBA in a form to be agreed upon by the Parties and referred to in the Partial Business Contribution Agreement.

CLOSING                         Shall mean the consummation of the transactions contemplated by this
                                Agreement.

CLOSING DATE                    Shall mean the date referred to under Article 9 of this Agreement when the sale of the Purchased Shares to the Purchaser shall be consummated by delivery of the documents referred to in Article 9.2 hereof against payment by the Purchaser of the Closing Purchase Price and by the Purchaser, acting on behalf of BEA, of the Estimated Intercompany Debt.

CLOSING FINANCIAL STATEMENTS    Shall mean the financial statements for BEA (after contribution of PCB
                                Business) as of the Closing Date to be prepared by the Purchaser in accordance with the Accounting Principles, to be audited by the Purchaser's
                                Auditors and then reviewed by the Sellers' Auditors in accordance with
                                Article 8 below.

CLOSING NET ASSETS              Shall mean the aggregate value of the assets (including cash but excluding goodwill) of BEA (after contribution of PCB Business) less the aggregate amount of the liabilities of BEA (and in particular any appropriate Tax accruals - in particular those arising as a result of the operation of BEA through and including the Closing Date and/or as a result of the
                                Reorganization Plan - but excluding the Intercompany Debt) as reported in the
                                Closing Financial Statements and determined in accordance with the Accounting
                                Principles.

CLOSING PURCHASE PRICE          Shall mean the purchase price for the Purchased Shares as defined in Article
                                3.2 of this Agreement to be paid on the Closing Date.

COFIP                           Shall mean COFIP SA, a French societe anonyme, having a share capital of FRF
                                1,850,000 and its registered office at 68, route de Versailles, 78430
                                Louveciennes and which is registered with the Registry of Commerce and
                                Companies of Versailles under number 303.375.000, which is a French
                                Subsidiary of Bull and the parent company of CIBA.

ESTIMATED NET ASSETS            Shall mean FRF 147,800,000.

FINAL RESOLUTION                Shall mean the resolution of the relevant dispute either (i) through a full and final out of court settlement pursuant to Article 2044 of the French
                                Civil Code or (ii) a final decision of the arbitration tribunal in accordance with Article 25.2 of this Agreement.

GOVERNMENTAL APPROVALS          All consents, waivers, authorizations, approvals, exemptions or declarations of or by, or filings with, a Governmental Authority.

GOVERNMENTAL AUTHORITY          Any domestic or foreign court or other judicial authority or governmental, regulatory or administrative body, department, agency, commission, authority or instrumentality.

INDUSTRIAL SUPPLY AGREEMENT     Shall mean the supply agreement between BEA and Bull and its Affiliates providing for supply of assemblies to Bull and its Affiliates in the form set forth in EXHIBIT 1.4 of this Agreement.

INTERCOMPANY DEBT               Shall mean the outstanding principal amount of, and all accrued but unpaid interest on, the financial debts (not including operating liabilities) owed by BEA to the Sellers and their Affiliates as at the Closing Date as reflected in the Closing Financial Statements.

LIENS                           Shall mean any security interest, mortgage, lien, pledge, charge, encumbrance, easement, claim, privilege, covenant, agreement, option, undertaking, defect of title, retention of title clauses, limitation or restriction of any kind, right of first offer, right of preemption, or other third party right, which have the purpose or the effect of restricting in any manner the ownership, use or transferability of an asset or right.

MATERIAL ADVERSE EFFECT         When used with respect to any event, circumstance, condition, fact, effect, or other matter, the origin of which is prior to the Closing Date, shall mean that such event, circumstance, condition, fact, effect, or other matter, has or is reasonably likely to have within the 3 months following the Closing
                                Date a material adverse effect on the business, assets, condition (financial or other), results or operations of BEA (unless such event, circumstance, condition, fact, effect, or other matter, affects in a similar manner companies having the same activities as BEA after contribution of the PCB
                                Business), or on the ability of a Party to perform any material obligation under this Agreement or to consummate the transactions contemplated hereby.
                                Notwithstanding the foregoing sentence, it is agreed that any event, circumstance, condition, fact, effect or other matter expressly disclosed in this Agreement or in an Exhibit thereto shall not be considered as having a
                                Material Adverse Effect for the purpose hereof, only if and to the extent this event, circumstance, condition, fact, effect or other matter is identical to the event, circumstance, condition, fact, effect or other matter disclosed in this Agreement or in an Exhibit thereto and no intervening factor has occurred after the signing of this Agreement, which makes the liability of BEA materially greater than the one disclosed in this Agreement or in an Exhibit hereto.

PARTIAL BUSINESS CONTRIBUTION   Shall mean the partial business contribution agreement (Traite d'apport
 AGREEMENT                      partiel d'actifs) to be entered into between BEA and CIBA substantially in the form of EXHIBIT A.4 of this Agreement.

PCB BUSINESS                    Shall have the meaning set forth in the Preamble.

PCB BUSINESS PROPERTY           Shall mean the real estate property owned by BEA for the purpose of carrying out the PCB Business as described in EXHIBIT 1.5 of this Agreement.

PCB SUPPLY AGREEMENT            Shall mean the supply agreement to be entered into on the date of contribution of the PCB Business between CIBA and BEA substantially in the form of EXHIBIT 1.6 of this Agreement.

PERSON                          Shall mean a natural person, company, corporation, partnership, limited liability company, economic interest group, trust or unincorporated organization, or any other entity.

PURCHASE PRICE                  Shall mean the total purchase price for the Purchased Shares as defined in
                                Article 3.1 below, subject to the adjustments set forth herein.

PURCHASED SHARES                Shall mean the totality of the shares representing the share capital of BEA as at the Closing Date (i.e. 2,017,820 shares).

PURCHASER'S AUDITORS            Shall mean Deloitte & Touche, LLP.

REAL ESTATE CONTRIBUTION DEED   Shall mean the PCB Business Property contribution deed as established by a
                                French notary for filings purposes.

REORGANIZATION PLAN             Shall mean the partial business contribution by BEA to CIBA of the PCB
                                Business and the PCB Business Property and the sale of the CIBA shares to
                                COFIP under the terms and conditions described in EXHIBIT A.3 of this
                                Agreement.

REPRESENTATIONS AND WARRANTIES  Shall mean the representations and warranties set out in Article 12 of this
                                Agreement.

SELLERS' AUDITORS               Shall mean Deloitte Touche Tohmatsu.

SUBSIDIARY                      Shall mean any company controlled, directly or indirectly, by the Purchaser within the meaning of Article 354 of the law n(degree) 66-537 of July 24, 1966.

TAXES                           Shall have the meaning set forth in Article 12.23.1 of this Agreement.

TAX RETURNS                     Shall mean all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, including information returns or reports with respect to withholding and other payments to third parties.

THIRD PARTY CLAIMS              Shall have the meaning set forth in Article 13.5 of this Agreement.

THIRD PARTY CONSENTS            Shall mean all consents, waivers, authorizations or approvals of any Person that is required to be obtained or made by the Sellers or BEA in connection with the execution and delivery of this Agreement by the Sellers, the performance by the Sellers of their obligations hereunder, or the preservation of all rights and privileges of the Assembly Business upon transfer of ownership to Purchaser.

TRADEMARK LICENSE AGREEMENT     Shall mean the agreement referred to in Article 19 of this Agreement, a form of which is attached hereto as EXHIBIT 19 of this Agreement.

TRANSITION SERVICES AGREEMENT   Shall mean the agreement related to the provision of services by Bull and
                                Bull's Affiliates to BEA, including, as applicable, information services, human resources functions (e.g. payroll) and campus facilities support, a form of which is attached hereto as EXHIBIT 1.7 to be entered into on the
                                Closing Date, prepared on the basis of the Short-Form Transitional Services
                                Agreement entered into between Bull and ACT on the date hereof.

U.S. GAAP                       Shall mean generally accepted accounting principles in the United States of
                                America.

1999 FINANCIAL STATEMENTS       Shall mean the financial statements for the Assembly Business and the related notes attached hereto as EXHIBIT 1.8 for the financial year ended on December
                                31, 1999 prepared by the Sellers and audited by the Sellers' Auditors in accordance with U.S. GAAP.

ARTICLE 2.  PURCHASE AND SALE OF THE PURCHASED SHARES

Subject to the terms and conditions set forth in this Agreement, Bull agrees to sell and the Purchaser agrees to purchase from Bull, on the Closing Date, the Purchased Shares, with all dividends and other rights attached thereto, free and clear of any Lien.

ARTICLE 3.  CONSIDERATION AND PAYMENT FOR THE PURCHASED SHARES

3.1  PURCHASE PRICE

Subject to the adjustments set forth herein, the purchase price for the Purchased Shares is USD 56,600,000, less the Intercompany Debt which shall be paid by Purchaser to Bull on behalf of BEA at the Closing (the PURCHASE PRICE).

3.2  CLOSING PURCHASE PRICE

The Closing Purchase Price for the Purchased Shares is equal to USD 56,600,000 less the Estimated Intercompany Debt (as defined in Article 5 of this Agreement).

The Purchaser shall pay the Closing Purchase Price on the Closing Date in immediately available funds by bank wire transfer to such account as Bull shall have notified in writing to the Purchaser no later than three Business Days prior to the Closing Date.

ARTICLE 4  ADJUSTMENTS OF THE PURCHASE PRICE

4.1  ADJUSTMENT BASED UPON THE INTERCOMPANY DEBT

As the Purchase Price totals USD 56,600,000 less the Intercompany Debt, the Purchase Price shall be, as the case may be:

(a) increased by the amount, if any, by which the Estimated Intercompany Debt exceeds the Intercompany Debt;

(b) decreased by the amount, if any, by which the Intercompany Debt exceeds the Estimated Intercompany Debt.

For the purpose of this adjustment, the exchange rate USD/FRF published in the Financial Times on the third Business Day preceding the Closing Date shall be used to convert the value of the Estimated Intercompany Debt and the Intercompany Debt into U.S. dollars.

The Estimated Intercompany Debt shall be determined in accordance with Article 5 below.

This adjustment shall be referred to as the INTERCOMPANY DEBT ADJUSTMENT.

As indicated in Article 5 below, the increase or decrease of the Purchase Price as defined in this Article 4.1 will be set-off against the corresponding difference between the Estimated Intercompany Debt and the Intercompany Debt which will be paid by the Purchaser on behalf of BEA and therefore will not change the aggregate amount due by the Purchaser in consideration for the Purchased Shares and, for the Intercompany Debt to be repaid on behalf of BEA by the Purchaser (which amount in the aggregate shall not exceed USD 56,600,000).

4.2  NET ASSETS ADJUSTMENT

The Purchase Price shall be, as the case may be:

(a) increased, on a U.S. dollar for U.S. dollar basis, by the amount, if any, by which the Closing Net Assets exceed the Estimated Net Assets; and

(b) reduced, on a U.S. dollar for U.S. dollar basis, by the amount, if any, by which the Estimated Net Assets exceed the Closing Net Assets.

For purposes of this adjustment, an exchange rate equal to USD 0.153 for FRF 1 shall be used to convert into U.S. dollars the Estimated Net Assets and the value of the net assets of BEA for the Closing Net Assets calculations. This adjustment, which is described in Article 10 below, shall be referred to herein as the NET ASSETS ADJUSTMENT.

In the event the Net Assets Adjustment as finally determined in accordance with
Article 10 below is payable by the Purchaser to Bull, the amount thereof shall be paid in U.S. dollars within 10 Business Days after such determination, by the Purchaser to Bull, in immediately available funds by bank wire transfer to such account as Bull shall notify in writing to the Purchaser no later than three Business Days after such determination.

In the event the Net Assets Adjustment as finally determined in accordance with
Article 10 below is payable by Bull to the Purchaser, the amount thereof shall be paid in U.S. dollars within 10 Business Days after such determination, by Bull to the Purchaser, in immediately available funds by bank wire transfer to such account as the Purchaser shall notify in writing to Bull no later than three Business Days after such determination. The Sellers shall be jointly and severally liable for any such amounts.

Any amounts payable under this Article 4.2 shall bear interest from the date the payment is due until payment is made and without any further actions being required, at an annual rate equal to 9,5 %, it being understood that this provision does not entitle the paying Party to make late payment.

ARTICLE 5.  REPAYMENT OF THE INTERCOMPANY DEBT

5.1  INTERCOMPANY DEBT

Subject to the terms and conditions set forth in this Agreement, the Purchaser, acting on behalf of BEA, agrees to repay the Intercompany Debt on the Closing Date.

The amount of the Intercompany Debt shall be equal to the outstanding principal amount thereof converted (if needed) in U.S. dollars plus any accrued and unpaid interest, as at the Closing Date, as reflected in the Closing Financial Statements and shall not exceed USD 56,600,000.

The exchange rate USD/FRF published in the Financial Times on the third Business Day preceding the Closing Date shall be used to convert the value of the Intercompany Debt into U.S. dollars.

5.2  ESTIMATED INTERCOMPANY DEBT

The Sellers shall provide the Purchaser on the third Business Day prior to the Closing Date with an estimate as of the Closing Date of the amount converted (if needed) in U.S. dollars of the Intercompany Debt (the ESTIMATED INTERCOMPANY
DEBT).

The exchange rate USD/FRF published in the Financial Times on the third Business Day preceding the Closing Date shall be used to convert the value of the Estimated Intercompany Debt into U.S. dollars.

The amount due by the Purchaser, acting on behalf of BEA, at Closing to repay the Intercompany Debt shall be the Estimated Intercompany Debt.

The Purchaser, acting on behalf of BEA, shall pay in U.S. dollars the Estimated Intercompany Debt on the Closing Date in immediately available funds by bank wire transfer to such account as Bull shall have notified in writing to the Purchaser no later than three (3) Business Days prior to the Closing Date. Bull shall be responsible for distributing the Estimated Intercompany Debt between itself, Parent and the other relevant Sellers' Affiliates.

5.3  INTERCOMPANY DEBT ADJUSTMENT

Any differences between the Estimated Intercompany Debt and the Intercompany Debt as reflected in the Closing Financial Statements will not give rise to any payment in cash from the Sellers to the Purchaser, acting on behalf of BEA, as it will be set-off against a corresponding increase or decrease of the same amount of the Purchase Price as defined in Article 4.1 of this Agreement, and therefore would not change the aggregate amount due by the Purchaser in consideration for the Purchased Shares and by the Purchaser, acting on behalf of BEA, to repay the Intercompany Debt, it being specified that the allocation of the Purchase Price and the amount of the Intercompany Debt as reflected in the Closing Financial Statements will be modified accordingly, the Sellers being responsible for distributing accordingly the Intercompany Debt between themselves and the relevant Sellers' Affiliates. The Sellers undertake to deliver to the Purchaser, acting on behalf of BEA, within ten Business Days of the final determination of the Intercompany Debt and the Intercompany Debt Adjustment pursuant to Article 10 hereof, a certificate from the Sellers and from each of the relevant Sellers' Affiliates stating the amount of the Intercompany Debt owed to them by BEA and acknowledging the complete and final repayment of this amount by the Purchaser, acting on behalf of BEA.

ARTICLE 6.  MANAGEMENT OF BEA UNTIL THE CLOSING DATE

Between the date hereof and the Closing Date, the Sellers shall cause BEA to operate and carry on the Assembly Business as a bon pere de famille in the ordinary course of business and consistent with past practices without any material change of policy and to use its commercially reasonable efforts to preserve the Assembly Business and the relationships with employees, suppliers and customers. Except as otherwise provided for in EXHIBIT 6 of this Agreement, and without limiting the foregoing, the Sellers undertake and will cause BEA to undertake after the date hereof and until the Closing Date (i) not to take any action or make any decision of the type referred to in Article 12.25 below (except for Article 12.25.(iii)(e)), (ii) not to lay off employees having a base annual salary in excess of EUR 50,000, (iii) not to enter into orders with suppliers in excess of EUR 5,000,000 per order, unless the order is supported by customers orders, and not to enter into orders with suppliers in excess of EUR 1,000,000 without being supported by customers orders and in a manner which is not consistent with past practices, (iv) not to enter into or terminate any Material Contract (as defined in Article 12.15.1 of this Agreement) nor enter into any amendment agreement thereto and (v) not to make or commit any investment (not mentioned in EXHIBIT 12.25.(III)(E) of this Agreement) of an individual value in excess of EUR 100,000 and an aggregate value, which, together with all other investments made or committed during such period, is in excess of EUR 500,000, in each case without the Purchaser's prior consent.

ARTICLE 7.  CONDITIONS PRECEDENT

7.1  CONDITIONS PRECEDENT FOR THE SOLE BENEFIT OF THE PURCHASER

The obligations of the Purchaser to purchase the Purchased Shares and to take the other actions required to be taken by the Purchaser at the Closing are subject to satisfaction at or prior to the Closing of each of the following conditions precedent (unless satisfaction of any such condition is waived by the Purchaser):

(a) the Sellers shall have performed and complied with, in all material respects, all agreements, covenants and undertakings required by this Agreement to be performed or complied with by the Sellers prior to or at the Closing, which condition shall be satisfied by the remittal of the certificate mentioned in Article 9.2.2 (vii) of this Agreement, except if evidence to the contrary is brought by the Purchaser;

(b) the PCB Business and the PCB Business Property shall have been contributed to CIBA in accordance (i) with the Partial Business Contribution Agreement to be entered into between BEA and CIBA and (ii) with applicable laws and regulations; to evidence the completion of the condition precedent set forth in this paragraph (b), the Sellers shall deliver the documents listed in EXHIBIT 7.1(b) of this Agreement;

(c) Bull or one of its Affiliates shall have repurchased on or prior to the Closing Date the shares held by BEA in CIBA in accordance with the terms and conditions set forth in EXHIBIT A.3 of this Agreement;

(d) since January 1, 2000 to the Closing Date, no event, circumstance, condition, fact, effect or other matter having, or which is reasonably likely to have within the 3 months following the Closing Date, a Material Adverse Effect shall have occurred;

(e) the Third Party Consents shall have been obtained and shall be in full force and effect on the Closing Date.

In any event, the conditions set out in this Article are for the benefit of the Purchaser and may under no circumstances be invoked by the Sellers. The Purchaser may waive them in whole or in part, in writing, at any time prior to the Closing Date.

7.2  CONDITION PRECEDENT FOR THE SOLE BENEFIT OF THE SELLERS

The obligations of the Sellers to sell the Purchased Shares and to take the other actions required to be taken by the Sellers at the Closing are subject to the satisfaction at or prior to the Closing of the following condition precedent (unless satisfaction of such condition is waived by the Sellers).

The Purchaser shall have performed and complied with, in all material respects, all agreements, covenants and undertakings required by this Agreement to be performed or complied with by the Purchaser prior to or at the Closing.

In any event, the condition set out in this Article is for the benefit of the Sellers and may under no circumstances be invoked by the Purchaser. The Sellers may waive it in whole or in part, in writing, at any time prior to the Closing Date.

7.3 Should the conditions precedent of Article 7 of this Agreement be not fulfilled or waived according to the above stipulations at the latest on September 30, 2000, this Agreement shall be terminated unless the Parties otherwise agree on the contrary and the Parties will be released from all their obligations under this Agreement. However, the provisions of Articles 20.2 and 22 of this Agreement shall survive any termination hereof.

ARTICLE 8  PRE-CLOSING COVENANTS

8.1  CONSENTS AND APPROVALS

The Sellers shall use their best efforts to obtain all Governmental Approvals and all Third Party Consents and shall diligently assist and cooperate with the Purchaser in preparing and filing all documents required to be submitted by the Purchaser to any Governmental Authority in connection with the transactions contemplated by this Agreement and in obtaining any Governmental Approvals. If the Purchaser desires to organize a meeting for the purpose of presenting the transactions contemplated herein to the French competition authorities, the Sellers shall be granted the right to attend to it and shall be provided with a copy of the documents transmitted to said authorities.

The Purchaser shall cooperate with the Sellers in order to obtain the Third Party Consents and, in particular, the waiver from Netgem of its right to terminate the agreement entered into with BEA on March 14, 2000 in case of change of control of BEA.

8.2  ACCESS AND INFORMATION

From the date hereof until the Closing Date, upon the prior reasonable written request of the Purchaser, the Sellers shall permit, and shall cause BEA to permit the Purchaser and its representatives reasonable access during normal business hours to the premises, the books and records and the senior top management of BEA and will furnish the Purchaser and its representatives all the information as such Persons may reasonably request.

8.3  INTERCOMPANY AGREEMENTS

Except as set forth in EXHIBIT 8.3.a of this Agreement, the Sellers shall obtain the termination of all intercompany agreements relating to the Assembly Business on or prior to the Closing Date as they are listed in EXHIBIT 12.16.1 of this Agreement (including the intercompany tax agreements) and provide Purchaser with evidence of such terminations.

The Sellers shall cause BEA and its relevant Affiliates to constitute the association syndicale libre relating to the industrial site of "Patton - Nid de Pie" in accordance with the by-laws in the form attached in EXHIBIT 8.3.b of this Agreement.

8.4  NOTICES OF CERTAIN EVENTS

Between the date hereof and the Closing Date, the Sellers will notify the Purchaser as soon as practicable of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(c) any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in an Exhibit to this Agreement or that constitutes a material breach or prospective material breach of this Agreement by the Sellers; and

(d) any notification from a customer or a supplier of BEA of the type described in Article 12.15.5 of this Agreement.

The delivery of any such notice shall not affect the Purchaser's remedies hereunder.

8.5  SEC REQUIREMENTS

The Sellers shall cause their auditors to audit in accordance with the Accounting Principles the 1999 Financial Statements as required by the U.S. Securities and Exchange Commission.

ARTICLE 9.  CLOSING

9.1  CLOSING DATE

Subject to the satisfaction of the conditions precedent referred to in Article 7 of this Agreement, the Closing shall take place in Paris, France on a date to be agreed upon by the Parties and in any event on or prior to September 30, 2000, unless such date is extended by written agreement signed by the Parties. This Agreement shall be terminated if the Closing does not occur on or before such date, unless the Parties otherwise agree on the contrary and the Parties will be released from all their obligations under this Agreement. However the provisions of Articles 20.2 and 22 of this Agreement shall survive any termination hereof.

9.2   ACTIONS TO BE TAKEN ON THE CLOSING DATE

9.2.1 On the Closing Date, all of the events listed below shall occur, each event being conditional upon the occurrence of all of the others, so that if one of the listed events does not occur, the Party or Parties (the Sellers being considered as one Party for the purpose of this Article 9) which are not responsible, pursuant to this Article 9.2.1, for causing that event to occur shall be entitled to refuse to proceed with Closing and can terminate this Agreement without liability to the other Party or agree to postpone for successive 1-month periods the occurrence of the event. In the event of termination, the provisions of Articles 20.2 and 22 of this Agreement shall survive.

9.2.2  The Sellers shall deliver or cause to be delivered to the Purchaser:

(i) originals of the resignation letters of all members of the Board of Directors of BEA, effective as of the Closing Date;

(ii) duly executed ordres de mouvement in respect of the Purchased Shares made in the name of the Purchaser and a duly executed short form share transfer agreement in the French language with respect to the Purchased Shares;

(iii) BEA's shareholders' registry (registre des mouvements de titres) and shareholders' individual accounts (comptes individuels d'actionnaires) together with BEA's minute books relating to actions taken by its stockholders and Board of Directors;

(iv) a certified copy of the minutes of the meeting of the Board of Directors of BEA calling a shareholders meeting to be held on the Closing Date for the purpose of appointing new directors nominated by the Purchaser and changing the corporate name of BEA;

(v) (a) a certified copy of the notifications to the members of the work's council (comite d'entreprise) of BEA and (b) the minutes of all the meetings of the work's council (comite d'entreprise) of BEA with its opinion concerning the transfer of control of BEA to the Purchaser and the Reorganization Plan;

(vi) copy of evidence of termination (with effect on the Closing Date) of all outstanding intercompany agreements relating to BEA, except for those listed in EXHIBIT 8.3.a of this Agreement;

(vii) a certificate executed by the Sellers confirming that Sellers have performed and complied with, in all material respects, all agreements, covenants and undertakings required by this Agreement to be performed or complied with by Sellers prior to or at the Closing;

(viii) a certificate executed by the Sellers confirming that since January 1, 2000 to the Closing Date, no event, circumstance, condition, fact, effect or other matter having, or which is reasonably likely to have within 3 months following the Closing Date, a Material Adverse Effect has occurred;

(ix)   all Third Party Consents required in connection with this Agreement;

(x) a list of the contracts entered into by BEA which include a provision relating to the non-solicitation of employees;

(xi) the documents listed in EXHIBIT 7.1(b) of this Agreement (including a copy of the waiver by the town hall of Angers of its urban preemption right regarding the contribution of the PCB Business and the PCB Business Property and a duly executed copy of the PCB Supply Agreement);

(xii) the Trademark License Agreement, the Industrial Supply Agreement, the Transition Services Agreement, the BEA Lease Amendment Agreement and the CIBA Lease, duly executed by the Sellers and the relevant Sellers' Affiliates.

9.2.3  The Purchaser shall:

(i)    pay to Bull the Closing Purchase Price;

(ii)   acting on behalf of BEA, pay to Bull the Estimated Intercompany Debt;

(iii) duly execute and deliver the short form share transfer agreement in the French language with respect to the Purchased Shares;

(iv) cause BEA to duly execute the Trademark License Agreement, the Industrial Supply Agreement, the Transition Services Agreement, the BEA Lease Amendment Agreement and the CIBA Lease.

ARTICLE 10  CLOSING FINANCIAL STATEMENTS

10.1  CLOSING FINANCIAL STATEMENTS

The Sellers and the Purchaser shall use all reasonable endeavors to ensure that, promptly after Closing, the Closing Financial Statements are prepared in accordance with the provisions of this Article 10.

10.2  DELIVERY OF THE CLOSING FINANCIAL STATEMENTS

The Purchaser shall arrange for the Closing Financial Statements to be prepared by the Purchaser and audited by Purchaser's Auditors on the basis of the Accounting Principles, with a view to deliver to the Sellers (with a copy to the Sellers' Auditors) within 90 days of Closing:

(a) proposed Closing Financial Statements (including a list of the Accounts Receivable); and

(b) a certificate (the ADJUSTMENT CERTIFICATE), signed by an authorized representative of the Purchaser, setting forth the value of the Closing Net Assets, the Intercompany Debt, the Intercompany Debt Adjustment and the Accounts Receivable, based on the information set forth in the proposed Closing Financial Statements.

10.3  REVIEW BY BULL

Bull shall notify the Purchaser within 30 days of receipt of such proposed Closing Financial Statements and such Adjustment Certificate whether or not it accepts them for the purposes of this Agreement and in particular whether or not it has any objection to the valuation of the Closing Net Assets, the Net Assets Adjustment, the Intercompany Debt, the Intercompany Debt Adjustment, and/or the Accounts Receivable.

If Bull notifies the Purchaser that it does not accept such proposed Closing Financial Statements and/or such Adjustment Certificate:

(a) it shall set out its reasons for such non-acceptance and specify the adjustments (and provide reasonable supporting evidence for such adjustments) which, in its opinion, should be made to the proposed Closing Financial Statements and to the Adjustment Certificate in order to comply with the requirements of this Agreement and shall be deemed to have agreed with all other items and amounts contained in the proposed Closing Financial Statements and Adjustment Certificate; and

(b) the Parties shall use all reasonable endeavors (in conjunction with the Sellers' Auditors and the Purchaser's Auditors) to meet and discuss the objections of Bull and to reach agreement upon the adjustments (if any) required to be made to the proposed Closing Financial Statements and the Adjustment Certificate.

Any notification by Bull of non-acceptance shall be accompanied by the related report of the Sellers' Auditors confirming the reasons for the non-acceptance and the proposed adjustments.

If Bull is satisfied with the proposed Closing Financial Statements and the Adjustment Certificate (either as originally submitted or after adjustments agreed between Bull and the Purchaser) or if Bull fails to notify the Purchaser of its non-acceptance of the proposed Closing Financial Statements and the Adjustment Certificate within the 30-day period referred to in the first paragraph of this Article 10.3, then the proposed Closing Financial Statements and the Adjustment Certificate (incorporating any agreed adjustments) shall constitute the Closing Financial Statements for the purposes of this Agreement and the Closing Net Assets, the Net Assets Adjustment, the Intercompany Debt, the Intercompany Debt Adjustment, and the Accounts Receivable as set forth in the Adjustment Certificate shall be deemed to have been agreed by the Sellers as being the Closing Net Assets, the Net Assets Adjustment, the Intercompany Debt, the Intercompany Debt Adjustment, and the Accounts Receivable.

10.4  FAILURE TO AGREE

If Bull and the Purchaser do not reach an agreement within 30 days of Bull's notice of non-acceptance under Article 10.3 of this Agreement, then the matters in dispute shall be referred, on the application of either Party, for determination by an independent firm of internationally recognized chartered accountants to be agreed upon by Bull and the Purchaser (the EXPERT), it being specified that, notwithstanding that dispute, that fraction of the Net Assets Adjustment, of the Intercompany Debt Adjustment (if any) which will not be in dispute will then be immediately paid or set off within 10 Business Days of the notice of non-acceptance.

Failing agreement to appoint an Expert or if the Expert does not accept his appointment or is unable to carry out his mission in accordance with the terms of this Article 10.4, each of the Sellers and the Purchaser may via a refere proceeding request the President of the Commercial Court of Paris to appoint an independent firm of internationally recognized chartered accountants as Expert.

The following terms of reference shall apply:

(a) the Purchaser and the Sellers shall each promptly prepare a written statement on the matters in dispute which (together with the relevant documents) shall be submitted to the Expert for final determination; no matters other than those listed in such statement, which shall include only those disputes set forth in Bull's notice of non-acceptance, shall be within the terms of reference of the Expert;

(b) the mission of the Expert shall be to review and resolve exclusively the differences between Bull and the Purchaser and to determine the amount of any and all of the items of the Adjustment Certificate;

(c) the Expert shall act as an expert in the sense of Article 1592 of the French Civil Code (and not as an arbitrator) in making any such determination which shall be final and binding on the Parties and shall not be subject to any recourse before a court or arbitration tribunal, except as necessary to enforce such determination;

(d) the fees and expenses of any such determination by the Expert shall be borne between the Sellers and the Purchaser in such proportions as shall be decided by the Expert who shall base his decision upon the relative extent to which the Purchaser's and the Sellers' (collectively) respective positions are upheld in the final determination of the Expert; and

(e) the Expert shall inform the Parties of his decision in writing within thirty (30) days from his appointment.

10.5  PRINCIPLES TO BE APPLIED BY THE PARTIES AND THE EXPERT

For the purposes of the determination of the amount of the Closing Net Assets, the Net Assets Adjustment, the Intercompany Debt, the Intercompany Debt Adjustment and the Accounts Receivable, the Parties and the Expert shall be bound by and shall apply the definitions, formula and other terms set forth in this Agreement and the Accounting Principles.

For the avoidance of doubt, the final determination of the Closing Net Assets, the Net Assets Adjustment, the Intercompany Debt, the Intercompany Debt Adjustment and the Accounts Receivable shall be exclusively made in accordance with this Article 10; in the event an Expert is appointed, it solely shall have competence to resolve any and all matters that may be in dispute relating to the determination of the Closing Net Assets, the Net Assets Adjustment, the Intercompany Debt, the Intercompany Debt Adjustment and the Accounts Receivable.

If the Sellers and the Purchaser reach (or pursuant to Article 10.3 of this Agreement are deemed to reach) an agreement on the Closing Financial Statements or the Closing Financial Statements are finally determined at any stage in the procedures set out in this Article 10:

(a) the Closing Financial Statements as so agreed or determined shall be the Closing Financial Statements for the purposes of this Agreement and shall be final and binding on the Parties; and

(b) the amount of the Closing Net Assets, the Net Assets Adjustment, the Intercompany Debt, the Intercompany Debt Adjustment and the Accounts Receivable, shall be derived from the Closing Financial Statements; the Closing Net Assets, the Net Assets Adjustment, the Intercompany Debt, the Intercompany Debt Adjustment and the Accounts Receivable as agreed or determined shall be deemed respectively the Closing Net Assets, the Net Assets Adjustment, the Intercompany Debt, the Intercompany Debt Adjustment and the Accounts Receivable for the purpose of this Agreement.

10.6  ACCESS

Each Party shall use all reasonable endeavors to ensure that the other Party, the Purchaser's Auditors and the Sellers' Auditors each have access to all relevant accounts, working papers including Auditors working papers and other financial information of the other relating to the Assembly Business as are reasonably necessary for the purposes of this Agreement.

ARTICLE 11.  ACCOUNTS RECEIVABLE

11.1  ACCOUNTS RECEIVABLE PRINT-OUT

The Sellers shall prepare and deliver to the Purchaser on the Closing Date a print-out (detailed by invoices) representing a good faith estimate of each Account Receivable as at the Closing Date (the ACCOUNTS RECEIVABLE PRINT-OUT) and a list of the related deposits, security or collateral therefor.

It is specified that the amounts contained in the Accounts Receivable Print-out are for information purposes and that only the actual amounts of the Accounts Receivable as determined in accordance with Article 10 above will be taken into account for the purpose of this Article 11.

Each Account Receivable (on an invoice by invoice basis) having an individual principal amount (VAT excluded) inferior to EUR 15,000 is referred to as a MINOR ACCOUNT RECEIVABLE, and each Account Receivable (on an invoice by invoice basis) having an individual principal amount (VAT excluded) superior to EUR 15,000 is referred to as a MATERIAL ACCOUNT RECEIVABLE.

11.2  POST-CLOSING PAYMENT

The Purchaser will notify the Sellers of the amount which will be collected (including by way of set-off) by BEA on each of its Material Accounts Receivable existing on the Closing Date within 150 days following the Closing or, if the actual amount of the Material Accounts Receivable has not been finally determined within such 150-day period in accordance with Article 10 of this Agreement, within the period ending on the date of such final determination (the last day of the applicable period being the ACCOUNTS RECEIVABLE COLLECTION
DATE), such notification to be accompanied by a confirmatory statement from a duly authorized representative of the Purchaser and to be sent within seven days of the Material Accounts Receivable Collection Date, it being agreed that the Sellers may have access during normal business hours and upon a reasonable prior written notice from the Sellers to the documentation concerning the collection of the Material Accounts Receivable within 14 days from the receipt of such statement in order only to verify the status of payment of said Material Accounts Receivable.

The Sellers shall, subject to the other provisions of this Article 11.2, pay to BEA an amount equal to the difference, if positive, between the aggregate amount of the Material Accounts Receivable, as finally determined in accordance with
Article 10 of this Agreement and the aggregate amount collected thereon as shown in the notification referred to in the foregoing paragraph. Should said difference be a negative figure, the Purchaser shall pay the amount thereof to Bull, who will be responsible for distributing it between itself, Parent and their Affiliates. Such payment (if any) shall be made in cash by wire transfer of immediately available funds within seven (7) Business Days after the date of the Accounts Receivable Collection Date.

The foregoing paragraphs shall apply mutatis mutandis to the Minor Accounts Receivable, except that the period of 150 days referred to in the first paragraph thereof shall be replaced by 240 days.

Upon payment of the amounts referred to in this Article 11.2, Bull shall become subrogated in the rights of BEA in respect of the Accounts Receivable concerned, and Purchaser shall cause BEA to simultaneously execute and deliver a quittance subrogative (subrogation receipt) to Bull in the form set forth in EXHIBIT 11.2.(a) of this Agreement or any other document as may be required for that purpose under applicable laws.

Bull shall notify the relevant customers within the shortest delay after the date of the quittance subrogative of the transfer to the relevant Accounts Receivable by delivering to them the notice set forth in EXHIBIT 11.2.(b) of this Agreement.

Bull, as the owner of such Accounts Receivable as a result of the payment mentioned above, shall then be free to proceed with the collection of such Accounts Receivable as from the date of the quittances subrogatives. BEA shall pay to Bull any amounts owed on such Accounts Receivable subsequently collected by BEA after the Accounts Receivable Collection Date.

It is expressly agreed that Bull will have no recourse against the Purchaser or BEA in the event of non-payment by the customers of the Accounts Receivable so transferred. Neither the Purchaser nor BEA grants any guarantee whatsoever with respect to such Accounts Receivable.

11.3  ACCOUNTS RECEIVABLE COLLECTION PROCEDURE

(a) The Purchaser shall, and shall cause BEA to, (x) attempt to collect in good faith the amounts owed on the Accounts Receivable and apply to the collection of the Accounts Receivable mentioned in the Accounts Receivable Print-out (i) the same procedures as those applied to the collection of the other accounts receivable of BEA and (ii) collection procedures that are at least equivalent to those applied by BEA prior to the Closing Date and (y) foreclose the security interests and call the guarantees securing the Accounts Receivable on a timely basis and consistently with past practices.

(b) The Sellers shall not engage any actions or proceedings to collect any amounts owed on Accounts Receivable and shall not in any way, either directly or indirectly, contact the Party owing the Accounts Receivable, except as otherwise provided for in this Article 11.3. A print-out with respect to the Accounts Receivable shall be delivered promptly by the Purchaser to the Sellers every 14 days. In addition, the Sellers shall be entitled to contact the customers owing the Accounts Receivable together with the

     Purchaser, provided that they shall obtain the prior consent of the Purchaser, which consent shall not be unreasonably withheld.

(c) Subject to the provisions below, the Purchaser shall not agree upon with the relevant clients, or accept from them, a reduction or write-off of the Accounts Receivable or a payment delay. Subject to the provisions below, the payment obligation of the Sellers referred to in Article 11.2. above shall cease to exist in respect of the amount of such a reduction or write-off or, in case of payment delays, of the total amount of the Accounts Receivable concerned. However, the Purchaser shall have the right, for legitimate business reasons pertaining to BEA exclusively, to reasonably reduce amounts owed on Accounts Receivable by the clients of BEA listed in
     EXHIBIT 11.3.(c) of this Agreement in the event of a dispute with respect to said amounts, up to an amount equal in the aggregate to EUR 500,000 provided that the Purchaser shall notify the Sellers of its intention to do so and that the Sellers be afforded the possibility to contact the relevant clients together with the Purchaser prior to effectuate such compromise.

ARTICLE 12.  REPRESENTATIONS AND WARRANTIES

Bull irrevocably represents and warrants to the Purchaser as of the date hereof as follows.

The Representations and Warranties shall be deemed reiterated on the Closing Date unless expressly provided for as being made as at the date hereof or at any other particular date. It is expressly agreed between the Parties that Bull shall have the right to update the Exhibits or add new Exhibits to this Article 12 in view of the reiteration set forth in the foregoing sentence. This update shall however not be treated as an exception to the Representations and Warranties as set forth in this Article 12.

12.1 INCORPORATION - SHARE CAPITAL - TRANSFER OF THE PURCHASED SHARES TO PURCHASER - SHAREHOLDERS AGREEMENT

12.1.1 BEA is a French societe anonyme with its registered office at 34 rue du Nid de Pie, 49004 Angers registered with the Registry of Commerce and Companies of Angers, under number 390 411 528. BEA is duly incorporated and validly existing under the laws of France and has the full corporate power and authority to own its assets and conduct its business as now being conducted.

12.1.2 BEA has a capital of 201.782.000 French Francs consisting of 2.017.820 shares with par value of one hundred French Francs (100) each. The Purchased Shares are fully paid up and validly issued and represent all of the issued share capital of BEA and are properly registered in the stock registry.

12.1.3 BEA has never been and is not unable to pay its debts as they fall due (etat de cessation des paiements) and has never been and is not subject to a judicial reorganization or rescheduling of its indebtedness (redressement judiciaire), a judicial liquidation (liquidation judiciaire) or any similar measure or proceedings (voluntary arrangement with creditors, judicial reorganization proceedings, compulsory liquidation or other). To the knowledge of the Sellers, such proceedings are not about to be instituted against BEA.

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12.1.4 There are no shareholders' agreements or undertakings among shareholders other than the by-laws, entered into by the Sellers or other shareholders or members of BEA in relation to the Purchased Shares.

12.2   PURCHASED SHARES -TRANSFER OF THE PURCHASED SHARES TO THE PURCHASER

12.2.1 BEA has not issued any equity securities other than the Purchased Shares. All shares issued by BEA have equal voting rights and a right to benefits in proportion to the percentage of share capital value which they represent.

12.2.2 Bull has, and on the Closing Date will have, good title to and unrestricted power to vote and sell the Purchased Shares and the Purchased Shares are transferred to the Purchaser free from any Liens and will represent 100% of the share capital of BEA.

12.2.3 BEA has no outstanding options, warrants, calls, guarantees, subscription rights, offers, conversion rights, commitments, arrangements or any other agreements of any nature, contractual or not, which will or may result in the allotment or issue of any shares or any securities by BEA.

12.2.4 Upon consummation of the transactions contemplated by this Agreement and signature and delivery by the Sellers to the Purchaser of share transfer forms in respect of the Purchased Shares in the name of the Purchaser, the Purchaser shall have a good title to the Purchased Shares and the direct or indirect control of all dividends and voting rights of each of the Purchased Shares.

12.2.5 As at the Closing Date, the Sellers or one of the Sellers' Affiliates shall have validly acquired all shares of CIBA and shall have acquired all the shares of BEA (hereinafter the PRIOR TRANSFERS). Bull warrants that all Prior Transfers were completed in accordance with applicable laws, regulations and rules and no liability will result for BEA or the Purchaser from any of the Prior Transfers and BEA and the Purchaser will have no obligations toward third parties with respect to such Prior Transfers.

12.3   AUTHORIZATION - VALIDITY OF THIS AGREEMENT - NO CONFLICT OR VIOLATION

12.3.1 Parent is a French societe anonyme duly incorporated. EXHIBIT 12.3.1 of this Agreement sets forth accurate and complete copies of the by-laws and an Extrait K-bis relating to Parent. Bull is a French societe anonyme duly incorporated. EXHIBIT 12.3.1 of this Agreement sets forth accurate and complete copies of the by-laws and an Extrait K-bis relating to Bull.

12.3.2 The Sellers have full capacity, power and authority to complete the sale of the Purchased Shares and the transactions contemplated in this Agreement and to enter into and perform their obligations under this Agreement. They have obtained all necessary authorizations in this respect.

12.3.3 This Agreement constitutes a valid and binding agreement of the Sellers, enforceable against it in accordance with the terms hereof.

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12.3.4 Neither the execution and the delivery of this Agreement nor the performance by the Sellers of the transactions contemplated herein:

(i)    will constitute a breach of any applicable law or regulation;

(ii) will violate or conflict with any of the provisions of the by-laws or Extrait K-Bis of the Sellers and BEA;

(iii) will violate, conflict with or constitute a default under, or be grounds for termination of, any contract, agreement, mortgage, instrument or other act whatsoever or any order, judgment or ruling of any Governmental Authority to which the Sellers or BEA is a party or to which any of its Assets or Properties are bound; or

(iv) will result in the creation or imposition of any Lien on any asset of BEA;

       which would have a Material Adverse Effect.

12.3.5 No Governmental Approvals or Third Party Consent other than those described in EXHIBIT 12.3.5 of this Agreement are required for the execution and the performance of this Agreement and the completion of the transactions contemplated herein.

12.3.6 The Sellers and BEA have complied with French laws and regulations relating to the information and consultation of the employees' representatives with respect to the transactions contemplated herein.

12.4   DECISIONS OF MANAGEMENT BODIES AND RECORDS

12.4.1 EXHIBIT 12.4.1 of this Agreement sets forth accurate and complete copies of the by-laws of BEA and the Extrait K-bis relating to BEA. The by-laws of BEA and BEA's Extrait K-bis are in compliance with applicable laws and regulations, contain all amendments made to date and are accurate, complete and up-to-date.

12.4.2 All decisions of the boards of directors of BEA, of the president of the board of BEA, and the general meetings of shareholders of BEA have been taken in accordance with the by-laws of BEA and all applicable corporate laws and regulations.

12.4.3 All decisions in respect of BEA which are subject to authorization or ratification by the board of directors of BEA have been duly authorized or ratified and all agreements subject to Articles 101 et. seq. of the French company law of July 24, 1966 have been brought to the attention of the statutory auditors and have been duly authorized or ratified by the general meeting of shareholders of BEA.

12.4.4 Except as set forth in EXHIBIT 12.4.4 of this Agreement, all original corporate minutes books and accounting books of BEA:

(i) have been properly and accurately maintained in all material respects, are or, as of the Closing Date, will be, in the possession of BEA and contain a true and accurate record of all matters required by applicable law to be entered therein; and

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(ii)   do not contain or reflect any material inaccuracies or discrepancies, and no notice that any of such corporate minutes books and accounting books are incorrect or should be rectified, has been received.

12.5   RECENT RESTRUCTURING

12.5.1 All corporate transactions contemplated by the previous reorganizations described in EXHIBIT 12.5.1 of this Agreement and involving BEA have been consummated prior to the date hereof pursuant to valid and binding agreements among the relevant Parties (a list of which is attached hereto in EXHIBIT 12.5.1), and in compliance with all applicable laws, rules and regulations and contractual obligations of BEA and all formalities relating to such transactions have been completed prior to the Closing Date. In particular, all corporate transactions contemplated by the Reorganization Plan will be consummated between the date hereof and the Closing Date pursuant to valid and binding agreements among the relevant Parties (copies of which will be delivered on the Closing Date by the Sellers to the Purchaser and a list of which is attached hereto as
       EXHIBIT 7.1(b)), and in compliance with all applicable laws, rules and regulations and contractual obligations of COFIP, CIBA and BEA. The PCB Business constitutes a complete branch of activities (branche complete d'activites) and the French special regime (regime juridique des scissions) will be validly elected for the purpose of completing the Reorganization Plan. All formalities relating to the Reorganization Plan will be completed on or prior to the Closing Date, except for those relating to the registration of the PCB Business Property with the relevant mortgage registry.

12.5.2 No liabilities (including Taxes) will result for BEA or Purchaser from any of the transactions mentioned in Article 12.5.1 of this Agreement and BEA and Purchaser have no obligations toward third parties with respect to such transactions. No liability (including Taxes) resulting from the carrying out of the PCB Business until the Closing Date will be incurred by BEA or the Purchaser after the Closing Date.

       It is however specified, for the avoidance of doubt, that any capital gain tax (if any) resulting from the transfer of the PCB Business will be incurred by BEA but will not give rise to an indemnification pursuant to
       Article 13 of this Agreement if only and to the extent it will be taken into account in the Net Assets Adjustment provided for in Article 4 of this Agreement.

12.5.3 None of the creditors of BEA has (or shall have) exercised any of the rights granted to them by applicable laws and regulations as a result of the transactions mentioned in Article 12.5.1 of this Agreement.

12.5.4 Except the transactions described in Article 12.5.1 of this Agreement, since 1995, BEA has not been subject or party to any increase or decrease of its capital, purchase of its own shares, merger, demerger or contribution in kind of assets or sale or purchase of assets.

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

12.6   OPERATIONS

12.6.1 BEA has and has always had full corporate power and authority to operate its businesses and its assets in compliance with applicable laws and regulations in force.

12.6.2 All licenses, permits and authorizations necessary to carry out BEA's activities are set forth in EXHIBIT 12.6.2 of this Agreement. BEA is not aware of any violation of such license, permits or authorizations, whether contested or not, which may have a prejudicial effect on its business. These licenses, permits and authorizations have been properly obtained by BEA, are in full force and effect and are the only ones required to conduct BEA's activities as currently conducted. Except as set forth in EXHIBIT 12.6.2 of this Agreement, to the knowledge of the Sellers, there are no legitimate grounds which will or are reasonably likely to result in the suspension, revocation, termination or material limitation of these licenses, permits and authorizations, including without limitation as a result of the transfer of the Purchased Shares pursuant to this Agreement.

12.6.3 Except as described in EXHIBIT 12.6.3 of this Agreement, no powers of attorney given by BEA (other than to the holder of an encumbrance solely to facilitate its enforcement) are currently in force. No Person acting as agent or otherwise, is entitled or authorized to bind or commit BEA to any obligation which is not in the ordinary course of BEA's business, and the Sellers are not aware of any Person purporting to do so.

12.6.4 BEA is not or has not been in breach of any competition law (either French, European, United States or other), which breach would have a Material Adverse Effect upon BEA and the Sellers are not aware of any circumstances which could lead to such a breach.

12.7   FINANCIAL FACILITIES

Debts and obligations

12.7.1 The loans, credit facilities and other borrowings or indebtedness of any nature whatsoever, including Intercompany Debt, (hereinafter the FINANCIAL FACILITIES), that have been contracted or incurred by BEA are listed in EXHIBIT 12.7.1 of this Agreement. They will be shown in the Closing Financial Statements.

12.7.2 The Estimated Intercompany Debt shall be repaid on the Closing Date. BEA shall not remain liable in any manner vis-a-vis the Sellers or their Affiliates after the date of payment of the Intercompany Debt by the Purchaser, on behalf of BEA, in accordance with the terms of this Agreement, except to the extent required by this Agreement or the Ancillary Agreements, and by the intercompany agreements which will not be terminated on the Closing Date, as listed in EXHIBIT 8.3.a of this Agreement and, as the case may be, by any agreement entered into by BEA and a Bull Affiliate after the Closing Date.

12.7.3 BEA is not in default nor, to the knowledge of the Sellers, is reasonably likely to be in default due to a reason which is prior to the Closing Date within three months after the Closing Date under any of the Financial Facilities.

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

Bank accounts

12.7.4 A list of the credit institutions with which BEA has an account or a safe, and a list of the Persons having access to said accounts and safes, and authorized to perform transactions involving said accounts, is set out in EXHIBIT 12.7.4 of this Agreement.

Guarantee, off-balance sheet commitments

12.7.5 There are on the date hereof and there will be on the Closing Date no guarantees, securities, sureties, comfort letters granted by BEA.

12.7.6 Except as set forth in EXHIBIT 12.7.6 hereto, there is no guarantee, security endorsement, surety, or comfort letter for the benefit of a third party (including shareholders or employees) in respect of the performance of BEA's obligations granted by the Sellers, any of its Affiliates or any third party.

12.7.7 All off-balance sheet commitments of BEA are listed in EXHIBIT 12.7.7 of this Agreement.

12.8   ASSETS

12.8.1 BEA has good and valid title over its assets, whether they are tangible or intangible (hereinafter the ASSETS) which appear in the 1999 Financial Statements or those which have been acquired since January 1, 2000, except those Assets which have been sold in the normal course of business consistent with past practices in accordance with Article 12.25 of this Agreement.

12.8.2 Except as set forth in EXHIBITS 12.8.2(i) and 12.8.2(ii) of this Agreement, none of the Assets reflected in the 1999 Financial Statements or that will be reflected in the Closing Financial Statements or acquired thereafter is subject to any Lien, except for:

(i) Liens for Taxes not yet due or being contested in good faith as listed in EXHIBIT 12.8.2 (i) of this Agreement; or

(ii) pledges or other Liens given in the ordinary course of business as listed in EXHIBIT 12.8.2 (ii) of this Agreement.

12.8.3 The Assets comprise in all material respects all the assets necessary for the carrying out of the Assembly Business, as currently conducted, except as set forth in the intergroup agreements listed in EXHIBIT
       12.16.1 of this Agreement.

12.8.4 The facilities and manufacturing equipment of BEA have been regularly maintained.

12.9   Real estate property

12.9.1 EXHIBIT 1.2 of this Agreement describes the Assembly Business Property. Except as otherwise specified in EXHIBIT 12.9.1 of this Agreement, BEA has good and valid title over its real estate properties which may be freely disposed of, are free and clear of any Lien, mortgage, easement, pre-emptive right, pacte de preference (right of first refusal), purchase option, lease rights or other similar right in favor of third parties.

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

        Except as provided in EXHIBIT 12.9.1 of this Agreement, BEA has free access to the Assembly Business Property and to all necessary public services without need to obtain any right or easements from any other Person.


12.9.2 All permits and authorizations (such as construction or demolition permits, certificates of compliance) required by applicable law to be obtained by BEA to conduct its businesses as currently conducted have been duly obtained, published and complied with.

12.9.3 The Assembly Business Property is located on land references ES 27 and ES 40, as indicated in the map attached in EXHIBIT 12.9.3 of this Agreement. Land references ES40 result from the division of larger land references. Any authorizations for these divisions into new land references have been obtained, and all the formalities required by applicable law related to these divisions have been complied with. The Assembly Business Property is comprised in Lot F, as indicated on the map attached in EXHIBIT 12.9.3 of this Agreement.

12.10  LEASES

12.10.1 There are no leases, sub-leases or financial leases other than the leases listed in EXHIBIT 12.10.1 of this Agreement (hereinafter the LEASES).

12.10.2 BEA has complied in all material respects with the terms and conditions of its Leases. BEA has not received any notification relating to (i) an increase in rent or rental charges of the Leases other than in accordance with applicable laws and regulations, (ii) a non-renewal or
        (iii) the termination of the Leases.

12.10.3 No sublease or other occupation or tenancy has been authorized by BEA beyond the express provisions of the Leases, and therefore no part of the Properties is occupied except as pursuant to the Leases.

12.10.4 BEA has not entered into any Lease with respect to real estate property as tenant.

12.11  INVENTORY AND WORK IN PROCESS

12.11.1 The goods (semi-finished goods, finished goods, or residual goods), merchandises, supplies, work in process, finished products and raw materials in BEA inventories (hereinafter the INVENTORY) are in good condition, other than ordinary wear and tear, and of such quality and quantity as appropriate as will make them usable and marketable in all material respects in BEA's ordinary course of business consistent with past practices subject to applicable reserves as stated in the 1999 Financial Statements or as will be stated in the Closing Financial Statements.

12.11.2 BEA has good and marketable title to its Inventory free and clear of any Lien, except for retention of title clauses (clauses de reserve de propriete) benefiting to suppliers in the ordinary course of business. Goods that have been consigned by a customer of BEA for BEA's use in connection with the Assembly Business can be identified and have been regularly maintained.

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

12.12  COMPUTER SYSTEMS

12.12.1 Except as otherwise provided for in the Transition Services Agreement and in the Trademark License Agreement, the domain names, data bases, websites, computers, software and software packages used by BEA are owned by it, or are subject to licenses, authorizations or rights of use for the benefit of it. All amounts related thereto, if any, payable by it have been duly paid. No Person is entitled to receive any royalty in respect of the use, development and exploitation by BEA or its licenses of the software owned by BEA. The change of control of BEA will not affect the right of BEA to use the domain names, data bases, websites, computers, software and software packages in accordance with the terms and conditions of the agreements set forth in EXHIBIT 12.15.3 and
        EXHIBIT 12.14.1 of this Agreement, it being specified that, except for the agreements set forth in EXHIBIT 12.15.3 of this Agreement, any further specified improvements, enhancement, updates and upgrades of software listed in EXHIBIT 12.14.1 of this Agreement will need to be performed pursuant to new conditions to be agreed-upon between BEA and the relevant licensors.

12.12.2 To the knowledge of the Sellers, BEA's computers, software and software packages are not materially faulty or defective. They are installed with normal protective devices, in particular against software viruses, to prevent a Material Adverse Effect on BEA by the material failure of such computers, software and software packages. BEA's businesses have not suffered a Material Adverse Effect by failure to provide contracted services to customers by reason of the advent of the Year 2000.

12.13  ENVIRONMENT

(a) Except as set forth in EXHIBIT 12.13. (a) of this Agreement, BEA operates the Assembly Business and the Properties in compliance with the regulations currently in force relating to town planning, waste and asbestos and more generally with environmental laws and regulations and holds the authorizations required pursuant to the law of July 19, 1976 on classified installations, as amended from time to time, and related environmental laws and regulations.

(b) BEA has obtained all other permits, consents, licenses, certificates and other authorizations and approvals required in connection with the conduct of its business under the environmental laws and regulations (the FRENCH ENVIRONMENTAL PERMITS). BEA complies with the French Environmental Permits which are in full force and effect and will not be suspended, revoked or limited as a result of the acquisition of the Purchased Shares by the Purchaser.

(c) Except as set forth in EXHIBIT 12.13. (c) of this Agreement, BEA is not subject to any complaint, judicial or administrative proceeding concerning a violation of the regulations currently in force relating to town planning, waste and asbestos and more generally of the environmental laws and regulations and has no obligations or liabilities whatsoever with respect to such laws and regulations;

(d) BEA carried out an environmental audit relating to soil and underground in February 1994 and in November 1999 on Angers facilities; the audit reports are attached hereto as EXHIBIT 12.13.(d) of this Agreement; a report on asbestos from APAVE is also attached as EXHIBIT 12.13.(d) of this Agreement;

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

(e) BEA has not released into the air, water or ground any waste or substance which may present any danger to public health and safety or to the protection of the environment (the DANGEROUS SUBSTANCE) and which are liable, due to their nature or quantities to give rise to a claim made by any Governmental Authorities or any third party under applicable laws. The Assembly Business Property (buildings, lands and underground) contains no Dangerous Substances;

(f) The PCB Business activities have not polluted the Assembly Business Property. For the avoidance of doubt, a pollution which would appear after the Closing Date and which would have its origin on or prior to Closing shall be deemed a pollution prior to Closing;

(g) Except as set forth in EXHIBIT 12.13.(g) of this Agreement, no tanks or vessels with Dangerous Substances are located on the Properties;

(h) The Assembly Business activities do not have any polluting consequences for BEA. For the avoidance of doubt, a pollution which would appear after the Closing Date and which would have its origin on or prior to Closing shall be deemed a pollution prior to Closing.

12.14  INTELLECTUAL AND INDUSTRIAL PROPERTY

12.14.1 A list of all trademark, patent protected know-how, softwares and other rights related to the operation of computer systems, logos and other intellectual or industrial property rights (registered or under application) used or owned by BEA in the conduct of its business as presently conducted (hereinafter the INTELLECTUAL PROPERTY RIGHTS), is set forth in EXHIBIT 12.14.1 of this Agreement.

        BEA has full and valid ownership of or licenses to use rights over its Intellectual Property Rights required to conduct its businesses as presently conducted, free and clear of any Liens, except as set forth in
        EXHIBIT 12.14.1 of this Agreement.

12.14.2 There is no pending, nor to the knowledge of the Sellers, threatened litigation contesting the right of BEA to use any of the Intellectual Property Rights required to conduct its business as presently conducted, except as set forth in EXHIBIT 12.14.2 of this Agreement.

12.14.3 The license agreements relating to the Intellectual Property Rights, other than ordinary software licenses, entered into by BEA are listed in
        EXHIBIT 12.14.3 of this Agreement. All licenses are in full force and effect, valid and enforceable and, except as set forth in EXHIBIT
        12.14.3 of this Agreement, the consummation of the transactions contemplated by this Agreement will not cause the terms of such licenses to change from those currently in effect immediately prior to the Closing Date.

12.14.4 BEA has not infringed any valid and enforceable intellectual and industrial property rights of any third party, which infringement would have a Material Adverse Effect on BEA.

12.14.5 To the knowledge of the Sellers, no third party infringes the Intellectual Property Rights.

12.15  CONTRACTS

12.15.1 Except as set forth in EXHIBIT 12.15.1 of this Agreement, none of the Material Contracts expressly provides by its terms that the completion of the transactions contemplated in this Agreement entitles the other party to such Material Contracts to terminate or to modify the terms of such Material Contracts.

        For the purpose hereof, MATERIAL CONTRACTS means any contract (excluding orders) entered into by BEA (i) with a remaining duration as from the date hereof in excess of two years and involving payments yearly to or from BEA in excess of EUR 100,000 (or the corresponding amount in the currency used in such contract), or (ii) involving payments, yearly to or from BEA in excess of EUR 500,000 (or the corresponding amount in the currency used in such contract) or (iii) with a termination penalty clause, such penalty exceeding an amount of EUR 100,000 or (iv) with a non compete provision (including provisions relating to the non-solicitation of customers) or (v) with an exclusive supply undertaking. A list and a complete copy of all Material Contracts (including amendments thereto) is attached in EXHIBIT 12.15.1 of this Agreement, except for the utilities agreements.

        There are no breaches to material obligations resulting from or arising out of any Material Contracts entered into by BEA and attributable to it.

        To the knowledge of the Sellers, there are no breaches to material obligations resulting from or arising out of any Material Contracts entered into by BEA and attributable to any contractors.

        All Material Contracts entered into by BEA are valid, binding and enforceable in accordance with their terms. The general conditions of sale of BEA comply with French law.

12.15.2 The terms and conditions of the group Bull supplier agreements entered into by the Sellers shall cease to benefit BEA as from the Closing Date.
        EXHIBIT 12.15.2 of this Agreement lists the group Bull suppliers with which BEA has made purchases for an amount (VAT excluded) of more than EUR 100,000 in 1999.

12.15.3 Except as mentioned in EXHIBIT 12.15.3 of this Agreement, BEA has not entered into any Infogerance agreement or any other commercial agreement.

12.15.4 EXHIBIT 12.15.4 of this Agreement lists the "top" twenty (20) customer and supply related agreements involving BEA, as measured by the turnover or purchases during the twelve (12) month period immediately preceding the date of this Agreement.

12.15.5 Except as set forth in EXHIBIT 12.15.5 of this Agreement, neither the Sellers nor BEA have received between January 1, 2000 and the date hereof a notification from a customer or a supplier of BEA indicating that he intends to or has recently decided to cease to use the services or products thereof or reduce his supplies to BEA for any reason, including in connection with this Agreement, provided such customer or supplier represents a turnover or purchases in the aggregate (for the period between January 1, 2000 and the date hereof) in excess of EUR 1,000,000. For the purpose of this clause, turnover and purchases will include outstanding orders. To the knowledge of the Sellers, BEA is not aware of any facts or circumstances which are liable to result in such an intention or decision.

12.15.6 To the knowledge of the Sellers, there are no grounds for termination or suspension of any Material Contract to which BEA is a party; BEA has not received notice of any intention to terminate or suspend any such agreements.

12.15.7 Except as set forth in EXHIBIT 12.15.7 of this Agreement, BEA has not entered into any agreement, the termination of which will result in BEA being required to hire one or several employees of the relevant contractor.

12.16  INTER-GROUP AGREEMENTS

12.16.1 There are no intergroup agreements between BEA on the one hand and any of the Sellers or their Affiliates on the other hand, other than those listed in EXHIBIT 12.16.1 of this Agreement.

12.16.2 The Sellers will obtain the termination (without any indemnity or penalty of any kind and without any obligation for BEA to hire employees of the relevant contractor) of all intercompany agreements relating to the Assembly Business on or prior to the Closing as listed in EXHIBIT
        12.16.1 of this Agreement with the exception of the agreements as listed in EXHIBIT 8.3.a of this Agreement.

12.17  EMPLOYEES AND COLLECTIVE AGREEMENTS

12.17.1 The list of employees of BEA is attached as EXHIBIT 12.17.1 of this Agreement and indicates their employment date, functions, base salary and other recurring remuneration. EXHIBIT 12.17.1 of this Agreement also includes the "ADECCO" agreement pursuant to which BEA employs temporary employees (interimaires). On May 30, 2000, BEA employed 193 temporary employees.

12.17.2 Except as set forth in EXHIBIT 12.17.2 of this Agreement, and except for any increase rendered mandatory pursuant to applicable collective bargaining agreement or the current negotiations on salaries as described in EXHIBIT 12.17.2 of this Agreement or an employment agreement, provided in the latter case that such increase is customary company practice, BEA is not obliged to increase the current rates of salary and/or remuneration or to grant any bonus or any advantage to any of its employees at any future date.

12.17.3 Except what is mandatory under French law, there is no pension plan, profit sharing plan, insurance, incentive, retirement benefit, life or health insurance policy, medical insurance, employee benefit, severance plan, or any other contract for the benefit of BEA's employees in existence or proposed to be created other than those described in
        EXHIBIT 12.17.8 of this Agreement.

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12.17.4  BEA applies the collective bargaining agreements listed in EXHIBIT
         12.17.4 of this Agreement which are all collective bargaining agreements to which BEA is bound.

12.17.5 Subject to what is described in EXHIBIT 12.17.5 of this Agreement, BEA has complied with and is complying in all material respects with all statutory or regulatory labor, employment, discrimination and social securities laws, rules, regulations and requirements with respect to its employees and independent contractors, including, but not limited to, contributions to the social security scheme (including without limitation health insurance, retirement and unemployment insurance, workers' compensation insurance, and employees' supplemental social security guarantees) and to safety and hygiene of employees, to the extent applicable. EXHIBIT 12.17.5 of this Agreement also describes the current litigation with the French URSSAF concerning BEA.

         BEA has complied in all material respects with all of its legal and regulatory obligations in respect of representation of employees and union branches.

12.17.6 BEA has complied, in all material respects, with the terms of all the employment contracts.

12.17.7 Except as indicated in EXHIBIT 12.17.7 of this Agreement, BEA (i) does not owe any sum to any employee, except for salaries for the current monthly period and accrued but unused vacation in the last twelve months, the prorated share amount of the thirteenth month, the prorated share of the bonus, and the expenses incurred by the employees for the account of BEA, and (ii) has no knowledge of, during the last three years, any accident caused within its premises.

12.17.8 None of the employees of BEA benefits from severance or like provisions in the event of dismissal, resignation or redundancy which would oblige BEA to pay amounts (i) exceeding those amounts provided pursuant to law and applicable agreements and/or plans or (ii) due pursuant to a "golden parachute" clause. Except as described in EXHIBIT 12.17.8 of this Agreement, none of these employees has the right to a pension or other advantage at the time of retirement that exceeds that which is provided under law and applicable agreements and the retirement schemes and complementary contingency funds.

12.17.9 EXHIBIT 12.17.9 of this Agreement describes in general terms the labor strikes, work slowdowns and stoppages which have arisen within the last two (2) years with respect to BEA and to the knowledge of the Sellers, the labor strikes, work slowdowns and stoppages that are reasonably likely to arise within a period of three months from the Closing Date.

12.17.10 Except as described in EXHIBIT 12.17.10 of this Agreement, since January 1, 2000, BEA has not given and does not intend to give (except when justified by a fault of the employee, whatever be the gravity of the fault) to any employee notice of termination of employment. EXHIBIT
         12.17.10 of this Agreement lists all employees who voluntary terminated their employment with BEA since January 1, 2000. To the knowledge of the Sellers, no employee having a base annual salary in excess of EUR 50,000 intends to terminate its employment with BEA. Currently, BEA has not any corporate policy or a procedure relating to reductions in force for economic reasons.

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

12.17.11 Except as described in EXHIBIT 12.17.11 of this Agreement or as reflected in the 1999 Financial Statements or the Closing Financial Statements, BEA has no liability whatsoever to make any payment to or for the benefit of any Person in respect of past service, compensation for termination of employment or for accidents at work. BEA has paid all commissions and/or bonuses for the year ended December 31, 1999 and the commissions and/or bonuses and/or the prorated share amount of the thirteenth month and/or the expenses incurred by the employees for the account of BEA for the year 2000 will be reflected and accrued or provided for, as a case may be, on a prorata basis, in the Closing Financial Statements.

12.17.12 To BEA's knowledge, the non-compete obligations contained in BEA's employment contracts have always been successfully enforced against defaulting employees.

12.17.13 Based solely on information provided by employees to BEA, (i) each employee of BEA is in compliance with all applicable visa and work permit requirements, and (ii) no visa or work permit held by an employee of BEA will expire during the six (6) month period following the Closing Date.

12.17.14 Except as described in EXHIBIT 12.17.5 of this Agreement, BEA has not received any notification of action by any regulatory body such as the French Inspection du Travail relating to non-compliance of laws or regulations.

12.17.15 The terms and conditions of the employment agreements binding BEA to its employees comply with the legal and regulatory provisions and the collective bargaining agreements (conventions collectives) applying to BEA. BEA has complied with the terms of the applicable collective bargaining agreements.

12.17.16 Neither BEA nor BEA's officers have been convicted for a hindrance offence (delit d'entrave) or any charge subsequent to a refusal or delay in establishing works councils, employee profit sharing schemes or health and safety committees.

12.17.17 In respect of BEA, the headcount at the Assembly Business (excluding temporary employees) on the Closing Date shall remain substantially consistent with that shown in EXHIBIT 12.17.17 of this Agreement, which excludes the temporary employees.

12.18  INSURANCE

Until the Closing Date, BEA has been properly insured with good standing insurance companies against all risks with respect to which it is usual or prudent, for entities of its standing and carrying out the type of activity carried out by it, to take an insurance coverage and in particular against tort liability (including product related), loss of assets and loss of income. BEA has complied in all material respects with its insurance policies.

A list of insurance policies subscribed by BEA is set forth in EXHIBIT 12.18(a) of this Agreement. Such list indicates the risks covered, the maximum amounts of compensation and the deductibles.

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

All premiums with respect to such insurance policies have been duly paid and each of such insurance policies is in full force and effect.

Except as set forth in EXHIBIT 12.18(b) of this Agreement, there are no outstanding claims made by BEA under any of these insurance policies whatsoever. To the knowledge of the Sellers, no circumstance exist which might give rise to such a claim.

All insurance policies of BEA are group policies which shall terminate on the Closing Date.

12.19  LITIGATION AND PROCEEDINGS

12.19.1  With the exception of the litigation and proceedings set forth in
         EXHIBIT 12.19 of this Agreement, there is no pending or to the knowledge of the Sellers, threatened litigation, claims, suit, proceeding or arbitration between BEA and a third party which involves for BEA an individual risk greater than EUR 30,000, in particular, without limitation, in respect of:

         (i) any breach of any commercial contracts with customers of BEA or any loss or damage caused by BEA to customers or third parties;

         (ii) any infringement of customer's rights over software, documentation or tools developed by BEA for the use of its customers;

         (iii) any BEA past or present employee or independent contractor.

12.19.2 There has been no judgement or order of any arbitrator or Governmental Authority issued against, or any administrative decision made, concerning BEA, or any of its properties or assets, which has not been complied with or satisfied in all material respects.

12.19.3 There is no current pending, or to the knowledge of the Sellers, threatened litigation, investigation, inquiries, audit, legal, arbitration or administrative proceedings involving the transactions contemplated by this Agreement or the Ancillary Agreements.

12.20  SUBSIDIES

The Sellers have not received any public grants, assistance or subsidies whatsoever in respect of BEA's activities for an individual amount greater than EUR100,000 since BEA's incorporation.

BEA has complied and continues to comply with all of the conditions or undertakings to which public grants, assistance or subsidies are or have been conditioned. BEA has not received any total or partial reimbursement request of public grants, assistance or subsidies and there is no cause for any such reimbursement request.

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12.21  BROKERAGE FEES

None of the negotiations relating to this Agreement and the transactions contemplated herein may give rise to a claim against the Purchaser or BEA for payment of any brokerage, commission, fee or any other similar payment except for such agreement into which Purchaser may have entered.

12.22  HOLDINGS

12.22.1 BEA has not undertaken to subscribe for the capital of nor holds or has held capital in any other entity whatsoever, except for the shares of CIBA issued in consideration for the contribution of the PCB Business.

12.22.2 Except as set forth in EXHIBIT 12.22.2 of this Agreement, BEA has not been nor is a partner (associe) or a manager (gerant) of any unincorporated associations or incorporated companies, economic interest groups or partnerships, or generally of any other entity in which the partners may be jointly and severally liable or have unlimited liability.

12.22.3 BEA has not given or taken any put or call options relating to the shares of any other company.

12.23  TAX, SOCIAL SECURITY, CUSTOMS OBLIGATIONS

12.23.1 BEA has properly prepared and filed, within the prescribed period, all Tax Returns required by the laws and regulations currently in force. All such returns are complete and correct in all material respects. BEA has paid within the period provided by the laws and regulations currently in force, its taxes, custom duties, stamp duties, social security contributions and charges and all other taxes, fees, assessments or other charges of any kind similar to taxes, including, as the case may be, late payment interest, penalties and additions (the TAXES).

12.23.2 Except as set forth in EXHIBIT 12.23.2 of this Agreement, no claim for assessment or collection of Taxes relating to BEA that is or may become payable by BEA or chargeable as a Lien on its assets or properties, has been made by any Governmental Authority.

12.23.3 The provisions for Taxes (including, without limitation, the contributions for complementary retirement schemes and contingency funds) which appear in the 1999 Financial Statements and which will appear in the Closing Financial Statements are and will be sufficient to cover payment of all Taxes due by BEA whether or not they are disputed, which are outstanding as at the date of the 1999 Financial Statements or the Closing Financial Statements, as the case may be, but not yet paid by such date, or which may be due as a direct or indirect effect of this Agreement. For the avoidance of doubt, all Taxes relating to the period between January 1, 2000 and the Closing Date shall be sufficiently provisioned in the Closing Financial Statements, even if they are not outstanding at the Closing Date.

12.23.4

(i) Except as set forth in EXHIBIT 12.23.4 of this Agreement, BEA is not or may not be subject to income Tax in any country other than in the country of its incorporation;

(ii) BEA is established in a country where value added tax is applicable and is duly registered as an entity subject to such tax;

(iii) the amount, characterization (ordinary losses or depreciation losses) and maturity of the loss carry forwards are correctly reflected in the Tax Returns (form 2058-B) of BEA. They will be usable by BEA in the ordinary course of business;

(iv) BEA has not entered into any transaction which could be disregarded or recharacterized for Tax or social purposes on the grounds that it aimed exclusively at the avoidance of Tax or social obligations;

(v) all profit sharing plans and similar benefit plans binding BEA such as, regimes d'interessement et de participation des salaries, plans d'epargne-entreprise, and plans d'options, d'achat ou de souscription d'actions meet the conditions required to enjoy the social contributions and salary related tax exemption;

(vi) BEA shall not incur any Tax burden as a result of the sale of the Purchased Shares;

(vii) the assets of BEA are not subject to any Lien for Taxes and none will arise as a result of the transaction contemplated by this Agreement;

(viii) BEA does not enjoy beneficial or specific treatment in France with respect to Taxes which could be modified or terminated as a consequence of this Agreement with the exception of the tax group regime provided for by Article 223 A et. seq. of the French General Tax Code which applies to BEA as member of the tax group constituted by Bull;

(ix) BEA does not act and/or has not acted within a period which is still opened to tax audit under applicable statutes of limitation on the Closing Date as an agent of any Person non resident in France for the purposes of VAT or has been appointed as a VAT representative of any Person for the purposes of VAT;

(x) the transfer price policies of BEA comply with the principles generally required or accepted at national or international level;

(xi) BEA is not subject to any Tax verification or dispute or, to the knowledge of the Sellers, to any Tax enquiry or investigation;

(xii) BEA has not granted a power of attorney which is currently in force with respect to any matter relating to Taxes;

(xiii) BEA shall not incur any Tax burden as a result of transactions (if any) which would not have been performed at arms length conditions.

12.23.5 BEA (i) does not have Assets whose tax basis as defined by articles 54 septies, 38-7bis, 210A and 210B of the French Tax Code is different from its book value and (ii) has not taken commitments to retain title to the share interests of a Subsidiary during any period of time in order to obtain the benefit of a Tax deferral.

12.23.6 The Purchaser and BEA shall have no liability whatsoever for the payment of any amount under (i) any Tax sharing agreement (convention d'integration fiscale) as a result of ceasing to be a member of any currently existing tax group (integration fiscale) and/or (ii) as a result of the previous restructuring as described in EXHIBIT 12.5.1 of this Agreement, unless such liability has been recorded by way of a sufficient provision under Article 12.23.3 above.

12.23.7 BEA has withheld and paid over in a timely manner all Taxes required to have been withheld and paid over by it, and no withholding obligation will arise on the part of the Purchaser as a result of the transactions contemplated by this Agreement.

12.24  FINANCIAL STATEMENTS

(a) Attached hereto as EXHIBIT 1.8 is a complete copy of the 1999 Financial Statements as at December 31, 1999.

(b) The 1999 Financial Statements have been prepared in accordance with the Accounting Principles which have been consistently applied in the audited financial statements of BEA for the previous financial year. The 1999 Financial Statements give a true and fair view of the financial situation and the results of the Assembly Business in accordance with U.S. GAAP as at December 31, 1999, for the financial period then ended.
(c) Reserves are accounted for in the 1999 Financial Statement in accordance with the Accounting Principles. There are no liabilities of BEA of any kind whatsoever, other than liabilities disclosed or provided for in the 1999 Financial Statements or in an Exhibit to this Agreement, and which, individually or in the aggregate, would have or is reasonably likely to have within 3 months following the Closing Date, a Material Adverse Effect.
(d) As a result of the transfer of Bull Industrial and Logistic Services (BILS) and the PCB Business, there exists no residual liability of BEA pertaining to BILS or the PCB Business.

12.25  INTERIM PERIOD

Since January 1, 2000 and until the date hereof, Bull declares that:

(i) BEA shall have been managed in accordance with reasonable management practices and has conducted its business in the ordinary course consistent with past practices;

(ii) there has been no Material Adverse Effect;

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

(iii)  BEA has not:

       (a) incurred any obligations or liabilities except in the ordinary course of business on an arm's length basis and consistent with past practices,

       (b) sold, transferred or alienated any of its tangible or intangible fixed assets or property in excess of EUR 500,000 in the aggregate, other than in the ordinary course of business or in connection with the Reorganization Plan, or created or assumed any Lien on any asset of BEA other than in the ordinary course of business,

       (c) suffered any damage, destruction (excluding scrapping of inventory in the ordinary course) or loss (whether or not covered by insurance) affecting any of its tangible or intangible assets or property in excess of EUR 250,000 in the aggregate,

       (d)  altered or varied its accounting methods or practices,

       (e) made or committed any other investment than those listed in EXHIBIT 12.25.(iii).(e) of this Agreement of an individual value exceeding EUR 250,000 excluding VAT,

       (f) merged with, entered into consolidation with, or acquired an interest or a portion of the assets or business of any entity whatsoever, except for the Reorganization Plan,

       (g) failed to pay, without reason, to any creditor any amount in excess of EUR 25,000 owed to such creditor when due, more than thirty (30) days from the date payment was due,

       (h) incurred or assumed any indebtedness for borrowed money or granted to any party whatsoever any guarantee, endorsement, security or collateral whatsoever or made any loan, advance or capital contribution to any Person, except in the ordinary course of business,

       (i) undertaken a transaction resulting in a change of its by-laws, except with respect to the Reorganization Plan,

       (j) but for the Reorganization Plan, terminated, discontinued, closed or disposed of any plant, facility or other business operation or implemented any early retirement program for which BEA is obligated,

       (k) increased compensation, bonus, or benefit payable to any of its directors, officers, employees or managers other than with respect to an increase rendered mandatory pursuant to applicable collective bargaining agreement or the current negotiations on salaries as described in EXHIBIT 12.17.2 of this Agreement, of the terms of an employment agreement (provided that such increase is customary company practice) or in the ordinary course of businesses consistent with past practices; and

       (l)  implemented any social plan.

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

(iv) except with respect to the previous reorganizations described in EXHIBIT
     12.5.1 of this Agreement, no distribution of dividends or reserves of any kind whatsoever has been made, voted or approved by BEA and BEA has not proceeded with any redemption or repurchase of its own securities,

(v) the works in progress and the orders have been entered into by BEA under then available normal commercial conditions and consistent with past practices, and

(vi) The Sellers and the Sellers' Affiliates have continued to provide services, consistent in all material respects with past practices, which have been billed to BEA in a consistent manner with past practices.

12.26  UNFAVORABLE EVENTS OR CONDITIONS TO DATE

12.26.1  Other than the facts set out in this Agreement, or as set forth in
         EXHIBIT 12.26.1 of this Agreement, the Sellers are not aware of any other event or matter of whatever nature affecting BEA and which has or which could have a Material Adverse Effect.

12.26.2 Except as set forth in EXHIBIT 12.26.2 of this Agreement, BEA has not been informed in writing by its customers or suppliers of any possible termination or reduction of its commercial relations with BEA other than in the ordinary course of business, which could have a Material Adverse Effect.

12.27  ENTIRETY OF DECLARATIONS

No specific Representations and Warranties shall have the effect of limiting in any way whatsoever the scope of more general Representations and Warranties.

12.28  THE PURCHASER

The Purchaser irrevocably represents and warrants as follows.

12.28.1 The Purchaser is a corporation duly incorporated, and its aforementioned share capital was duly issued and is fully paid up.

12.28.2 This Agreement constitutes the valid and binding agreement of the Purchaser, enforceable against it in accordance with the terms hereof. Neither the execution of this Agreement nor the performance by the Purchaser of the transactions contemplated herein (i) will violate or conflict with any of the provisions of the Purchaser's certificate of incorporation or by-laws, or (ii) to the knowledge of the Purchaser, will violate or constitute a default under, or be grounds for termination of, any Material Contract, agreement, mortgage or other instrument or any order, judgment or ruling of any Governmental Authority to which the Purchaser is a party, except in each case for any of the foregoing which would not individually or in the aggregate have a Material Adverse Effect on the financial condition or business of Purchaser taken as a whole.

12.28.3 There is no outstanding proceeding nor, to the knowledge of Purchaser, proceeding about to be instituted against the Purchaser which may have as a result to prevent or prohibit the purchase of the Purchased Shares.

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

12.28.4 No Governmental Authorization, approval, procedure, notification or filing is required in order for the Purchaser to carry out the purchase of the Purchased Shares, the execution and performance of this Agreement.

12.28.5 The Purchaser will have (i) on the Closing Date the funds necessary to purchase the Purchased Shares and (ii) as the case may be, when due, the funds to pay the Net Asset Adjustment. The terms and conditions of the financing of the purchase of the Purchased Shares will not affect the financial position of BEA after the Closing Date.

12.29 FINDERS' FEES

Except for SG Cowen Securities Corporation, whose fees will be paid by the Purchaser, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission in connection with the transactions contemplated hereby.

ARTICLE 13  INDEMNIFICATION BY THE SELLERS

13.1  INDEMNIFICATION

13.1.1 Except as otherwise provided in this Article 13, from and after the Closing Date, the Sellers shall jointly and severally indemnify and hold harmless the Purchaser or, at the Purchaser's option, BEA, (collectively, the INDEMNIFIED PARTIES) from and against:

(i) any loss, damage, cost or reasonable out-of-pocket expense (including, without limitation, reasonable attorneys' fees and disbursements, fines, penalties, and court/arbitration costs related to third-party claims) actually suffered or incurred by the Indemnified Parties (hereinafter the LOSS) arising out of or resulting from any misrepresentation or breach of any of the Representations and Warranties; or any breach of any covenant of the Sellers contained herein, provided however that such indemnity will not cover consequential damages; or

(ii) any decrease of assets or increase of liabilities compared with those shown in the 1999 Financial Statements and which are not or insufficiently accounted for in the 1999 Financial Statements (with respect to such standards as are defined in the Accounting Principles) resulting from a fact or circumstance which occurred prior to December 31, 1999 (hereinafter also the LOSS).

        In order to be valid, any claim for indemnification hereunder (a CLAIM) must be notified to the Sellers by the Purchaser by written claim notice (CLAIM NOTICE):

        -- no later than 30 June 2002 in respect of any matters other than Taxes, environmental liabilities;

        -- within thirty days after the expiration of the applicable statute of limitations, if the Claim relates to Taxes;

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

        -- with respect to environmental liabilities incurred by BEA, within 3 years after the Closing Date.

        In the event the Purchaser fails to notify the Sellers of a Claim within the above mentioned periods, the Purchaser shall have no right under the guarantee provided for in this Article 13 with respect to such Claim.

        Such Claim Notice shall, to be valid, be sent to the Sellers promptly (not later than 45 days - such period to start as of September 1 if the event triggering the Claim Notice occurs during the month of August - or, in respect of any proceedings which require a response within a short period of time, within a shorter period sufficient to enable the Sellers to answer thereto) upon the Purchaser (i) having been notified with respect to Third Party Claims or (ii) becoming aware of the claimed breach allegedly giving rise to indemnification hereunder.

        The Claim Notice shall contain:

(i) the date the Purchaser has been notified or become aware of the event, as the case may be;

(ii)    a description of the Claim;

(iii) the identity of the Person having issued such Claim, and the estimated amount of the damage incurred (if reasonably possible).

        In the event the Purchaser fails to notify the Sellers within the time frame set forth in the fourth paragraph above, the Sellers shall not be liable towards the Purchaser as set out in Article 13 of this Agreement as regards the Claim concerned and only and to the extent they were prejudiced thereby.

13.1.2 Within thirty (30) days of receipt of the Claim Notice (such period to start as from September 1, if the Claim Notice is received during the month of August), the Sellers shall notify the Purchaser whether they accept or reject the Claim or whether they propose to settle it. In the event that the Sellers should fail to notify their position to the Purchaser within such thirty-day period, or should the Sellers notify their acceptance of the Claim or should the Purchaser accept the proposed settlement, the Claim shall be payable in accordance with
        Article 13.8 of this Agreement. Should the Sellers notify their rejection of the Claim to the Purchaser or should the Purchaser reject the proposed settlement, the Claim shall be referred to the arbitration tribunal having jurisdiction over the matter in accordance with Article
        25.2 of this Agreement and any amount for which the Sellers are found definitively liable further to a Final Resolution shall be payable in accordance with Article 13.8 of this Agreement.

13.1.3 The Purchaser shall, upon learning of any breach of a Representation or Warranty, take all reasonable actions and cause BEA to take all reasonable actions to mitigate damages.

        To the extent that any breach of Representation or Warranty is capable of remedy, the Purchaser shall afford the Sellers, at the Sellers' cost, a reasonable opportunity to remedy such breach.

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

13.1.4 The Sellers or their duly empowered counsels shall have reasonable access to the books and documents of BEA relating to the Claim at the premises of BEA during normal working hours or at any other place agreed by the Parties. BEA's staff shall co-operate and lend its assistance to the Sellers or their counsels.

13.2  DEDUCTIONS

13.2.1 In calculating the amount of the Loss, there shall be deducted (i) the amount net of taxes possibly borne by BEA of any indemnification or other recovery including without limitation insurance proceeds payable to BEA from any third party with respect to such Loss, (ii) an amount equal to the net present value of the tax benefit, if any, attributable to such Loss which would be available to the Purchaser and/or BEA for any taxable period prior to or after the Closing Date (after taking into account the possible taxation of the indemnification payment to Purchaser or BEA), and/or (iii) the reserves recorded in the Closing Financial Statements in respect to such Loss, provided that any amount mentioned in paragraphs (i), (ii) and (iii) shall not be taken into account more than once.

13.2.2  In the event that the amount of any deduction pursuant to this Article
        13.2 is determined after the payment by the Sellers of any amount otherwise required pursuant to this Article 13 and if such deduction has been actually received by the Purchaser or BEA, the Purchaser shall repay the Sellers promptly after such determination any amount received by the Purchaser that the Sellers would not have had to pay pursuant to this Article 13 had such determination been made at or prior to the time of such payment, less the Purchaser's or BEA's costs for the recovery of such amount (the aforementioned costs being calculated after taking into account any Tax liabilities).

13.3  LIMITATIONS

13.3.1  No Claim for indemnification may be made by the Purchaser under this
        Article 13, and no payment in respect of any such Claim shall be due by the Sellers, unless and only to the extent that after application of the limitations set forth in this Article 13.3.1 below:

        (i) the amount of Loss to which the Purchaser is entitled to receive indemnification in respect of any single Claim exceeds EUR 5,000 (five thousand euros), it being understood that once this amount has been reached, the Sellers' obligation to pay indemnification shall cover the total amount of Loss subject to paragraph (ii) below; and

        (ii) the cumulative aggregate amount of all Losses in respect of which the Sellers are obligated to pay indemnification exceeds the sum of EUR 500,000 (five hundred thousand euros) in the aggregate (the THRESHOLD AMOUNT), it being understood that once the Threshold Amount has been reached, the Sellers' obligation to pay indemnification shall cover the difference between (i) the total amount of Losses and (ii) EUR 250,000 (two hundred and fifty thousand euros).

13.3.2 Except as set forth in Article 13.3.3 of this Agreement and notwithstanding any other provisions of this Agreement, the maximum amount of indemnification to be paid by the Sellers to the Indemnified Parties (excluding amount owed on Article 12.5.2 of this Agreement) shall not, in any case exceed, in the aggregate, USD 14.150.000).

13.3.3 Articles 13.3.1 and 13.3.2 of this Agreement shall not apply to payments in respect of Claims made by the Purchaser under this Article 13, with respect to the Representations and Warranties granted by the Sellers in
        Article 12.5.2 of this Agreement. These payments shall be made for any Loss incurred, and for the total amount of said Losses. Any Claim relating to Article 12.5.2 of this Agreement shall not be taken into account for the purpose of the Threshold Amounts set forth in Article
        13.3.1 above or the maximum amount set forth in Article 13.3.2 of this Agreement.

13.4  EXCLUSIONS

13.4.1 The Purchaser shall not be entitled to make a Claim for indemnification for Losses against the Sellers in respect of (i) any tax audit or Claim relating to BEA which merely modifies the tax period during which a deductible charge or amortization may be taken, provided however that this deductible charge effectively leads to a reduction of the amount of tax payable for the period during which this deductible charge should have been recorded or (ii) any VAT assessment (except if such VAT is not recoverable), except for late payment interest and/or penalties borne by BEA.

13.4.2 The Sellers shall not be liable for Losses asserted against, resulting from, incurred by or imposed upon the Purchaser in respect of a breach of a Representation or Warranty which would not have occurred but for the passing of, or any change in, after the Closing Date, any law or regulation or any increase in tax rates in effect on the Closing Date or any imposition of any tax not in effect on the Closing Date, even if such law or change has retroactive effect or requires actions at some future date.

13.4.3 The Purchaser shall not be entitled to make a Claim for indemnification for the amount of any Loss which have been taken into account (i) in the determination of the amount of the Net Assets Adjustment or in the amount to be paid under the provisions of Article 10 hereof, it being understood that the Purchaser shall be entitled to make a Claim for any amount exceeding the amount used in the Net Assets Adjustment and (ii) in the amount to be paid under the provisions of Article 11 hereof.

13.5  THIRD PARTY CLAIMS

In the event that any legal proceedings shall be instituted or any Claim or demand shall be asserted by any third party in respect of which the Indemnified Parties may have a right of indemnification from the Sellers hereunder (a THIRD PARTY CLAIM), the Purchaser shall promptly notify the Sellers thereof in the time period provided in Article 13.1 of this Agreement.

Subject to the provisions of the paragraphs below, the Purchaser shall reasonably and prudently run the defense, at the costs of the Sellers, against any such Third Party Claim and shall involve the Sellers and their counsels in the manner described below. The Purchaser will be free to take any decision which it may consider appropriate for the defense of the best interests of the Indemnified Parties and/or the Assembly Business, subject to the provisions set forth in this Article 13.5 below.

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

The Purchaser shall regularly and on a timely basis inform the Sellers and their counsels of the status of the Third Party Claim and provide them with all information or documentation relating to the claim and its aftermath, and shall cause BEA to do the same.

The Purchaser shall allow and shall cause BEA to allow the Sellers and their counsels to comment on the final drafts of the briefs and the arguments which, as the case may be, may need to be put forward and in the negotiations which may take place to reach an out-of-court settlement and the Sellers shall react to the Purchaser or BEA as the case may be, on a timely manner to allow them to properly conduct the defense or the negotiations.

The Purchaser undertakes and shall cause BEA not to compromise any Third Party Claim or make an appeal concerning the defense of a Third Party Claim without Bull's prior written consent, which consent shall be given promptly and shall not be unreasonably withheld.

If Bull notifies the Purchaser that it shall not participate in the defense or in the pursuit of the claim, the Purchaser shall reasonably and prudently defend the action and pursue the claim on its own.

13.6  EXCEPTIONS

The limitations in favor of the Sellers set forth in this Article 13 (with the exception of the provisions of Articles 13.1.4, 13.2, 13.4.1 and 13.4.3) shall not apply to the specific Representations and Warranties set out in Articles 12.2.1, 12.2.2, 12.2.3, 12.2.4 [Purchased Shares], 12.5 [Recent Restructuring]
and 12.23.3 of this Agreement.

13.7  INDEMNIFICATION AS EXCLUSIVE REMEDY

The indemnification provided in this Article 13 (subject to the limitations set forth herein) shall be the exclusive remedy of the Purchaser in respect of any breach of representation, warranty or covenant of the Sellers herein.

13.8  PAYMENT

The indemnity provided in Article 13.1 of this Agreement shall be paid to the Indemnified Parties within one month from the agreement between the Parties or, as the case may be, from the Final Resolution. In the event that the payment is, at the request of the Purchaser, made to the Purchaser, such payment will be considered as a reduction in price.

13.9  SET-OFF

If any payment is due by the Purchaser to the Sellers pursuant to this Agreement, the payment shall be made by way of reduction of sums due by the Sellers to the Purchaser pursuant to this Agreement or pursuant to a Claim made by the Purchaser for any breach of this Agreement (including, without limitation, any Claim, as defined in Article 13.1.1 of this Agreement), to the extent such Claim has been agreed by the Sellers or the Sellers have been found definitively liable further to a Final Resolution.

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

ARTICLE 14.  COVENANTS OF THE PURCHASER

14.1  SALE OF THE PCB BUSINESS

The Purchaser acknowledges that Bull intends to search for a potential acquirer for the PCB Business. The Purchaser shall not recommend other PCB suppliers to the existing customers of the Assembly Business who are then using the PCB Business as their supplier of printed circuit boards, on the Closing Date, unless requested by the Assembly Business customer.

In any event, the Sellers will bear all consequences, costs and liabilities of the sale or the liquidation of the PCB Business.

14.2  EMPLOYEES OF THE PCB BUSINESS

The Purchaser shall use its reasonable efforts to hire the employees of the PCB Business instead of hiring third parties for the Assembly Business, whenever possible and desirable to Purchaser. However the Purchaser shall be under no obligation whatsoever to hire the employees of the PCB Business and such employees have no rights as third party beneficiaries pursuant to this Agreement. Nothing herein shall be deemed to preclude the Purchaser from hiring any third party at its sole discretion for employment in the Assembly Business.

14.3  GUARANTEE

The Purchaser undertakes to replace the Sellers or the Sellers' Affiliates involved in the guarantees listed in EXHIBIT 14.3 of this Agreement as from the Closing Date and to give to the Sellers evidence of such replacement.

ARTICLE 15.  POST-CLOSING COVENANTS OF THE SELLERS

15.1  NON-COMPETITION UNDERTAKING

For three (3) years following the Closing Date, the Sellers undertake and shall cause their respective Affiliates to undertake not to:

(a) compete, directly or indirectly, with the Assembly Business, as carried out by BEA before and at the Closing Date and which is described in EXHIBIT A.1 of this Agreement provided that Bull shall have the right to continue the PCB Business and the systems assembly (including box build systems assembly and the associated end to end value added services) for Bull's customers;

(b) contact, solicit or endeavor to solicit, approach or deal with, directly or indirectly, any Person who or which shall have been at any time during the preceding year of the Closing Date, a client or customer of or in the habit of dealing or doing business with the Assembly Business for the purpose of carrying out the Assembly Business, except for the purpose of continuing the PCB Business and the systems assembly (including box build systems assembly and the associated end to end value added services) for Bull's customers.

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

It is specified that Bull Electronics Inc. (BEI), a US Affiliate of the Sellers carries out a business similar to the Assembly Business and that nothing in
Article 15.1. of this Agreement shall be construed as restricting BEI in any way whatsoever to continue its business in the Americas.

For nine months following the Closing Date, the Sellers undertake and shall cause their Affiliates to undertake, in France only, not to contact, solicit or endeavor to entice away from the Assembly Business or hire any person who was employed by the Assembly Business on the Closing Date or at any time within a period of six months prior to that date, without the Purchaser's consent. Notwithstanding anything to the contrary, Sellers shall be entitled (i) to interview, offer for employment and employ as from the Closing Date, any of the employees of the Assembly Business who are terminated by BEA, Purchaser or its Affiliates and (ii) to employ but not solicit, after the first anniversary of the Closing Date, any of the persons listed in EXHIBIT 15.1 of this Agreement who have been granted by Bull the right to reintegrate the group Bull.

If any provision of this Article 15.1 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Article 15.1, but this Article 15.1 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the Parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provisions would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform such Article 15.1 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under such applicable law.

15.2  TAX MATTERS

Purchaser and Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Assembly Business as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation for any audit by any governmental authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Sellers and Purchaser shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Assembly Business and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this paragraph. In addition, Purchaser and Sellers agree to maintain such records related to Taxes and any related returns for a period of seven (7) years from the Closing Date and each Party agrees to afford the other reasonable access to such records during normal business hours.

ARTICLE 16.  COVENANTS OF THE PARTIES

During the sixty (60) day period following the Closing Date, the Parties agree to:

(i) cooperate, execute and submit all other documents, deeds of assignment or transfer, records, books and registers, and to carry out all other acts that could be reasonably required in order to successfully consummate the transactions contemplated under this Agreement and in particular the sale of the Purchased Shares;

(ii) jointly inform the customers on the transfer of the Assembly Business. Subject to applicable law or any listing agreement with any national securities exchange, the Parties shall mutually agree on the format, content, place and date of such joint notices.

The Sellers shall cause a notary to deliver promptly after the Closing Date to the Purchaser the Real Estate Contribution Deed, an extract of the cadastre and a mortgage certificate.

ARTICLE 17.  AGENCY

The Sellers hereby irrevocably appoint and instruct Bull as their sole agent:

(a) to receive or pay, as the case may be, any amounts owed by or to the Purchaser pursuant to any provisions of this Agreement, including in particular Articles 3, 10, 11 and 13 thereof and the Sellers hereby acknowledge that any payment made by the Purchaser to Bull, as agent of the Sellers shall be effective in discharging the Purchaser's obligations to pay such amount to the Sellers;

(b) to the extent permitted by law, for the purposes of initiating, receiving, conducting and settling any claims and satisfying all judgments in respect of all matters arising under this Agreement; and

(c) more generally to be the agent of the Sellers towards the Purchaser for the execution of this Agreement.

Each Seller agrees that Bull is authorized to act on behalf of Sellers, notwithstanding any dispute or disagreement among the Sellers, and that the Purchaser shall be entitled to rely on any and all action taken by Bull under this Agreement without any liability to, or obligation to inquire of, any Seller. Notice to Bull, deliver in the manner chosen in this Agreement shall be deemed to be notice to each Seller for purposes of this Agreement.

ARTICLE 18.  SUBSTITUTION

The Purchaser shall have the right to have all or part of the Purchased Shares acquired by any one of its Subsidiaries, whether French or overseas, direct or indirect, existing or to be created, by giving notice to the Sellers in writing at least three (3) Business Days prior to the Closing Date. In this case, such Subsidiary will be fully substituted in place of the Purchaser in respect of all of the Purchaser's rights and obligations hereunder. The Purchaser shall however remain jointly and severally liable for the payment of the Purchase Price and any other payment to be made by the substituted Subsidiary to the Sellers hereunder.

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

After the Closing Date, the undertakings in favor of the Purchaser under this Agreement shall automatically be transferred to the benefit of any substituted Subsidiary in accordance with the paragraph above and, as the case may be, to the benefit of any company that shall merge with the Purchaser or to which the Purchaser shall contribute all or substantially all of its assets or its business.

ARTICLE 19.  CORPORATE NAME

From the Closing Date and continuing until December 31, 2000, none of the Purchaser or any Affiliate of the Purchaser or BEA shall have the right to use the name "Bull" or "Bull Electronics" or any related logo or other mark as trademark, trade name, corporate name or otherwise, provided that they shall have the right until the expiry of such period to use such names and trademarks, related logos, names or corporate names in accordance with the terms and under the conditions set forth in the Trademark License Agreement, as attached in
EXHIBIT 19 of this Agreement.

ARTICLE 20.  TAXES, COSTS AND EXPENSES

20.1  TAXES

The transfer taxes resulting from the transfer of the Purchased Shares to the Purchaser shall be borne by the Purchaser.

20.2  OTHER COSTS AND EXPENSES

Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses, including fees of legal, accounting and other counsel, incurred in connection with the preparation, execution and implementation of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated herein are consummated, it being understood that the costs and expenses relating to the recent restructuring described in EXHIBIT
12.5.1 of this Agreement including the Reorganization Plan shall be borne and paid exclusively by Bull unless they are taken into account in the calculation of the Net Assets Adjustment.

Any and all costs and expenses (including auditors fees and expenses) incurred in relation to the preparation of any specific financial statements for the purpose of compliance by the Purchaser with SEC requirements and not to exceed USD 70,000 shall be borne and paid exclusively by the Purchaser.

Any and all costs and expenses (including auditors fees and expenses) incurred in relation to the preparation of Closing Financial Statements shall be shared equally between the Purchaser and Bull.

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

ARTICLE 21.  ASSIGNMENT

The Purchaser is not entitled to assign the benefit of any provision of this Agreement (including but not limited to the right to indemnification as provided for in Article 13 of this Agreement), without the prior written consent of Bull, on behalf of the Sellers except where the assignment is made in favor of an Affiliate of the Purchaser and provided that such Affiliate is fully substituted in place of the Purchaser in respect of the Purchaser's rights and obligations hereunder assigned to such Affiliate.

Sellers may not assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the prior written consent of Purchaser. The provisions of this Agreement shall be binding upon and incur to the benefit of the Parties hereto and their respective successors and permitted assignees.

ARTICLE 22.  CONFIDENTIALITY, PUBLIC ANNOUNCEMENT

22.1 Each Party shall keep confidential and shall refrain from communicating, using or disclosing to others, and shall use its best efforts to prevent any of its employees, former employees, agents, Affiliates and representatives from using or disclosing without the prior written consent of the other Parties (unless in accordance with the provisions governing public announcements set forth in Article 22.2 below) any information or data, in whatever form or on whatever support received, which pertains to this Agreement, any negotiation relating thereto, any of the transactions contemplated thereby, BEA or the business of the other Parties or their Affiliates.

      Nothing, in this Article 22.1, shall apply to information or data (i) which such Party can show was known to the public through no fault, act or omission of its own, or (ii) the disclosure of which is required under applicable securities or other statutory or regulatory mandatory rules or by court, or (iii) which it can show was already in its possession and free of any confidentiality obligation prior to receipt from the other Parties hereunder.

      This Article 22.1 shall survive any termination of this Agreement for a period of two years from the date of such termination. If this Agreement is terminated, each Party will, and will cause their employees, former employees, agents, Affiliates and representatives, to destroy, or deliver to the other Party, upon request, all documents and other materials, and all copies thereof, obtained by them in connection with this Agreement.

22.2 Except as may be required by applicable law or any listing agreement with any national securities exchange, no publicity, public announcement, press release or disclosure regarding this Agreement or the transactions specifically contemplated herein shall be made without the prior written consent of the Purchaser and the Sellers on the time, form and content of such public announcement, release or disclosure. Each Party agrees not to unreasonably withhold its consent.

ARTICLE 23.  NOTICES

Any notice, request, demand or other communication given with reference of this Agreement shall be delivered by hand, by telecopy with mechanical proof of sending (with a copy mailed the same day or the next Business Day by registered mail, return receipt requested), or by certified or registered mail, postage prepaid, return receipt requested, and shall be deemed received (i) if delivery by hand, when so delivered; (ii) if telecopied (with mailing aforesaid of a copy thereof) on the next Business Day following the day the telecopy is sent; or (iii) if mailed (without having been telecopied) by registered mail as aforesaid, seven Business Days after mailing.

(a)  If to the Purchaser, to:

     ACT MANUFACTURING, INC.
     2 Cabot Road
     Hudson, MA 01749
     United States of America

     Telecopy no:   (978) 567-4099

     Attention of:  President

     with a copy to:  Testa, Hurwitz & Thibeault, LLP
                      125 High Street
                      Boston, MA 02116
                      United States of America
                      Telecopy no: (617) 248-7100
                      Attention of: John A. Meltaus

(b)  If to the Sellers, to:

     BULL
     68, route de Versailles
     78430 Louveciennes France

     Telecopy no:  33 (1) 39 66 62 74

     Attention of:  Mr. Bruno Combe
                    Vice President
                    Mergers and Acquisitions
                    Equity Management

     BULL S.A.
     68, route de Versailles
     78430 Louveciennes France

     Telecopy no:  33 (1) 39 66 38 62 74

     Attention of:  Mr. Bruno Combe

     with a copy to:  Stibbe Simont Monahan Duhot & Giroux
                      154 rue de l'Universite
                      75007 Paris
                      France

     Attention of:  Mr. Nicolas Bombrun

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

ARTICLE 24.  MISCELLANEOUS

24.1  AMENDMENT

No terms of this Agreement may be altered, modified, amended, supplemented or terminated except by an instrument in writing duly signed by the Parties.

24.2  AGREEMENT TO PREVAIL

The provisions of this Agreement shall prevail over and apply notwithstanding any contrary provision as may be contained in the agreements which will be entered into to complete the transactions contemplated herein, and in particular in the Ancillary Agreements.

24.3  PREAMBLE AND EXHIBITS

The Preamble and the Exhibits to this Agreement form an integral part hereof.

24.4  SEVERABILITY

If any provision herein, or the application thereof to any circumstance of this Agreement, is held to be unenforceable, invalid or illegal by any court, arbitration tribunal, government agency or regulatory body of competent jurisdiction, such provision shall be deemed deleted from this Agreement or not applicable to such circumstance, as the case may be, and the enforceability, validity and legality of the other provisions of this Agreement shall not be affected or impaired thereby and the Parties shall negotiate in good faith to agree on replacement terms that shall be (i) enforceable, valid and legal and
(ii) consistent with the initial intent of the Parties.

24.5  SINGLE AGREEMENT

This Agreement (including the Exhibits hereto) and the Ancillary Agreements expresses the entire agreement and understanding of the Parties hereto with respect to the matters set forth herein and cancels and supersedes all prior agreements, negotiations, drafts, documents and understandings among the Parties hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

ARTICLE 25.  GOVERNING LAW - COMPETENT JURISDICTION

25.1  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with French law.

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

25.2  JURISDICTION

Any dispute, disagreement or claim arising from this Agreement, except as otherwise provided pursuant to Article 10 of this Agreement, including any question relating to its existence, validity or termination will be settled by arbitration in accordance with the ICC Rules in force at the time of the arbitration, such Rules being deemed to be incorporated into this Article 25.2. The arbitration tribunal shall be made up of three arbitrators (who will be fluent both in French and in English), one of which shall be nominated jointly by the Sellers, one by the Purchaser and the third by the two arbitrators nominated by the Parties. The place of arbitration shall be Paris. Arbitration shall be carried out in the English language, it being specified that any document relating to this Agreement which are in the French language shall be used in French in the course of the arbitration proceeding.

Made on the date specified at the beginning, in three (3) originals,


/s/ John A. Pino                              /s/ Bruno Combe
-----------------------------                 ----------------------------
ACT MANUFACTURING, INC.                       BULL S.A.
By: Mr. John A. Pino                          By: Mr. Bruno Combe

/s/ Bruno Combe
-----------------------------
BULL
By: Mr. Bruno Combe

                                       52